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                         J.P. MORGAN INSTITUTIONAL FUNDS

         J.P. MORGAN INSTITUTIONAL SERVICE TAX EXEMPT MONEY MARKET FUND

                       STATEMENT OF ADDITIONAL INFORMATION


                                  MARCH 1, 2001

THIS STATEMENT OF ADDITIONAL INFORMATION IS NOT A PROSPECTUS, BUT CONTAINS ADDITIONAL INFORMATION WHICH SHOULD BE READ IN CONJUNCTION WITH THE PROSPECTUS DATED MARCH 1, 2001, FOR THE FUND LISTED ABOVE, AS SUPPLEMENTED FROM TIME TO TIME. ADDITIONALLY, THIS STATEMENT OF ADDITIONAL INFORMATION INCORPORATES BY REFERENCE THE FINANCIAL STATEMENTS INCLUDED IN THE SHAREHOLDER REPORT RELATING TO THE FUND DATED NOVEMBER 30, 2000. THE PROSPECTUS AND THE FINANCIAL STATEMENTS, INCLUDING THE INDEPENDENT ACCOUNTANTS' REPORT THEREON, ARE AVAILABLE, WITHOUT CHARGE, UPON REQUEST FROM FUNDS DISTRIBUTOR, INC., ATTENTION:
J.P. MORGAN INSTITUTIONAL SERVICE FUNDS (800) 221-7930.

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                                Table of Contents

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GENERAL........................................................................1
INVESTMENT OBJECTIVE AND POLICIES..............................................1
INVESTMENT RESTRICTIONS........................................................8
TRUSTEES, MEMBERS OF THE ADVISORY BOARD AND OFFICERS..........................10
CODES OF ETHICS...............................................................15
INVESTMENT ADVISOR............................................................15
DISTRIBUTOR...................................................................16
CO-ADMINISTRATOR..............................................................16
SERVICES AGENT................................................................17
CUSTODIAN AND TRANSFER AGENT..................................................17
SHAREHOLDER SERVICING.........................................................18
SERVICE ORGANIZATION..........................................................18
INDEPENDENT ACCOUNTANTS.......................................................19
EXPENSES......................................................................19
PURCHASE OF SHARES............................................................20
REDEMPTION OF SHARES..........................................................20
EXCHANGE OF SHARES............................................................21
DIVIDENDS AND DISTRIBUTIONS...................................................21
NET ASSET VALUE...............................................................21
PERFORMANCE DATA..............................................................22
PORTFOLIO TRANSACTIONS........................................................23
MASSACHUSETTS TRUST...........................................................24
DESCRIPTION OF SHARES.........................................................25
SPECIAL INFORMATION CONCERNING INVESTMENT STRUCTURE...........................26
TAXES.........................................................................27
ADDITIONAL INFORMATION........................................................30
FINANCIAL STATEMENTS..........................................................31
APPENDIX A...................................................................A-1


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GENERAL

      This Statement of Additional Information relates only to the J.P. Morgan Institutional Service Tax Exempt Money Market Fund (the "Fund"). The Fund is a series of shares of beneficial interest of the J.P. Morgan Institutional Funds, an open-end management investment company formed as a Massachusetts business trust (the "Trust"). In addition to the Fund, the Trust consists of other series representing separate investment funds (each a "J.P. Morgan Institutional Fund"). The other J.P. Morgan Institutional Funds are covered by separate Statements of Additional Information.

      This Statement of Additional Information describes the financial history, investment objective and policies, management and operation of the Fund and provides additional information with respect to the Fund and should be read in conjunction with the Fund's current Prospectus (the "Prospectus"). Capitalized terms not otherwise defined herein have the meanings accorded to them in the Prospectus. The Fund's executive offices are located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.

      Unlike other mutual funds which directly acquire and manage their own portfolio of securities, the Fund seeks to achieve its investment objective by investing all of its investable assets in a corresponding Master Portfolio (the "Portfolio"), an open-end management investment company having the same investment objective as the Fund. The Fund invests in the Portfolio through a two-tier master-feeder investment fund structure. See "Special Information Concerning Investment Structure."

      The Portfolio is advised by J.P. Morgan Investment Management Inc. ("JPMIM" or the "Advisor").

      Investments in the Fund are not deposits or obligations of, or guaranteed or endorsed by, Morgan Guaranty Trust Company of New York, ("Morgan"), an affiliate of the Advisor, or any other bank. Shares of the Fund are not federally insured by the Federal Deposit Insurance Corporation, the Federal Reserve Board, or any other governmental agency. An investment in the Fund is subject to risk that may cause the value of the investment to fluctuate, and when the investment is redeemed, the value may be higher or lower than the amount originally invested by the investor.

INVESTMENT OBJECTIVE AND POLICIES

      The following discussion supplements the information regarding the investment objective of the Fund and the policies to be employed to achieve the objective by the Portfolio as set forth in the Prospectus. The investment objective of the Fund and the investment objective of its corresponding Portfolio are identical. Accordingly, references below to the Portfolio also include the Fund; similarly, references to the Fund also include the Portfolio unless the context requires otherwise.

      The Fund is designed for investors who seek high current income consistent with the preservation of capital and same day liquidity from a portfolio of high quality money market instruments. The Fund's investment objective is maximize current income that is exempt from federal income tax consistent with the preservation of capital and same-day liquidity. See "Taxes." The Fund attempts to achieve this objective by investing all of its investable assets in The Tax Exempt Money Market Portfolio (the "Portfolio"), a diversified open-end management investment company having the same investment objective as the Fund.

      The Portfolio attempts to achieve its investment objective by maintaining a dollar-weighted average portfolio maturity of not more than 90 days and by investing in U.S. dollar-denominated securities described in this Statement of Additional Information that meet certain rating criteria, present minimal credit risks, have effective maturities of not more than thirteen months and earn interest wholly exempt from federal income tax in the opinion of bond counsel for the issuer. If attractive municipal obligations are not available, the Fund may hold cash rather than invest in taxable money market instruments. The Portfolio, however, may temporarily invest up to 20% of total assets in taxable securities in abnormal market conditions, for defensive purposes only. For purposes of this calculation, obligations that generate income that may be treated as a preference item for purposes of the alternative


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minimum tax shall not be considered taxable securities. See "Quality and
Diversification Requirements." Interest on these securities may be subject to state and local taxes. For more detailed information regarding tax matters, including the applicability of the alternative minimum tax, see "Taxes."

Money Market Instruments

      A description of the various types of money market instruments that may be purchased by the Fund appears below. Also see "Quality and Diversification Requirements."

Tax Exempt Obligations

      The Fund may invest in tax exempt obligations to the extent consistent with the Fund's investment objective and policies. A description of the various types of tax exempt obligations which may be purchased by the Fund appears below. See "Quality and Diversification Requirements."

      Municipal Bonds. Municipal bonds are debt obligations issued by the states, territories and possessions of the United States and the District of Columbia, by their political subdivisions and by duly constituted authorities and corporations. For example, states, territories, possessions and municipalities may issue municipal bonds to raise funds for various public purposes such as airports, housing, hospitals, mass transportation, schools, water and sewer works. They may also issue municipal bonds to refund outstanding obligations and to meet general operating expenses. Public authorities issue municipal bonds to obtain funding for privately operated facilities, such as housing and pollution control facilities, for industrial facilities or for water supply, gas, electricity or waste disposal facilities.

      Municipal bonds may be general obligation or revenue bonds. General obligation bonds are secured by the issuer's pledge of its full faith, credit and taxing power for the payment of principal and interest. Revenue bonds are payable from revenues derived from particular facilities, from the proceeds of a special excise tax or from other specific revenue sources. They are not generally payable from the general taxing power of a municipality.

      Municipal Notes. Municipal notes are subdivided into three categories of short-term obligations: municipal notes, municipal commercial paper and municipal demand obligations.

      Municipal notes are short-term obligations with a maturity at the time of issuance ranging from six months to five years. The principal types of municipal notes include tax anticipation notes, bond anticipation notes, revenue anticipation notes, grant anticipation notes and project notes. Notes sold in anticipation of collection of taxes, a bond sale, or receipt of other revenues are usually general obligations of the issuing municipality or agency.

      Municipal commercial paper typically consists of very short-term unsecured negotiable promissory notes that are sold to meet seasonal working capital or interim construction financing needs of a municipality or agency. While these obligations are intended to be paid from general revenues or refinanced with long-term debt, they frequently are backed by letters of credit, lending agreements, note repurchase agreements or other credit facility agreements offered by banks or institutions.

      Municipal demand obligations are subdivided into two types: variable rate demand notes and master demand obligations.

      Variable rate demand notes are tax exempt municipal obligations or participation interests that provide for a periodic adjustment in the interest rate paid on the notes. They permit the holder to demand payment of the notes, or to demand purchase of the notes at a purchase price equal to the unpaid principal balance, plus accrued interest either directly by the issuer or by drawing on a bank letter of credit or guaranty issued with respect to such note. The issuer of the municipal obligation may have a corresponding right to prepay at its discretion the outstanding principal of the note plus accrued interest upon notice comparable to that required for the holder to demand payment. The variable rate demand notes in which the Fund may invest are payable, or are subject to purchase, on


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demand usually on notice of seven calendar days or less. The terms of the notes provide that interest rates are adjustable at intervals ranging from daily to six months, and the adjustments are based upon the prime rate of a bank or other appropriate interest rate index specified in the respective notes. Variable rate demand notes are valued at amortized cost; no value is assigned to the right of the Fund to receive the par value of the obligation upon demand or notice.

      Master demand obligations are tax exempt municipal obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. The interest on such obligations is, in the opinion of counsel for the borrower, excluded from gross income for federal income tax purposes. For a description of the attributes of master demand obligations, see "Money Market Instruments" above. Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand. The Fund has no specific percentage limitations on investments in master demand obligations.

      The Fund may purchase securities of the type described above if they have effective maturities within thirteen months. As required by regulation of the Securities and Exchange Commission (the "SEC"), this means that on the date of acquisition the date the principal amount must be unconditionally paid (or if called for redemption, the redemption date on which the redemption payment must be made) must be within thirteen months or the maturity must be deemed to be no more than thirteen months because of a maturity shortening mechanism, such as a variable interest rate, coupled with a conditional or unconditional right to resell the investment to the issuer or a third party. See "Variable Rate Demand Notes" and "Puts." A substantial portion of the Fund's portfolio is subject to maturity shortening mechanisms consisting of variable interest rates coupled with unconditional rights to resell the securities to the issuers either directly or by drawing on a domestic or foreign bank letter of credit or other credit support arrangement.

      Puts. The Fund may purchase without limit municipal bonds or notes together with the right to resell the bonds or notes to the seller at an agreed price or yield within a specified period prior to the maturity date of the bonds or notes. Such a right to resell is commonly known as a "put." The aggregate price for bonds or notes with puts may be higher than the price for bonds or notes without puts. Consistent with the Fund's investment objective and subject to the supervision of the Trustees, the purpose of this practice is to permit the Fund to be fully invested in tax exempt securities while preserving the necessary liquidity to purchase securities on a when-issued basis, to meet unusually large redemptions, and to purchase at a later date securities other than those subject to the put. The principal risk of puts is that the writer of the put may default on its obligation to repurchase. The Advisor will monitor each writer's ability to meet its obligations under puts.

      Puts may be exercised prior to the expiration date in order to fund obligations to purchase other securities or to meet redemption requests. These obligations may arise during periods in which proceeds from sales of Fund shares and from recent sales of portfolio securities are insufficient to meet obligations or when the funds available are otherwise allocated for investment. In addition, puts may be exercised prior to the expiration date in order to take advantage of alternative investment opportunities or in the event the Advisor revises its evaluation of the creditworthiness of the issuer of the underlying security. In determining whether to exercise puts prior to their expiration date and in selecting which puts to exercise, the Advisor considers the amount of cash available to the Fund, the expiration dates of the available puts, any future commitments for securities purchases, alternative investment opportunities, the desirability of retaining the underlying securities in the Fund's portfolio and the yield, quality and maturity dates of the underlying securities.

      The Fund values any municipal bonds and notes which are subject to puts at amortized cost. No value is assigned to the put. The cost of any such put is carried as an unrealized loss from the time of purchase until it is exercised or expires. The Advisor would, in connection with the determination of the value of a put, consider, among other factors, the creditworthiness of the writer of the put, the duration of the put, the dates on which or the periods during which the put may be exercised and the applicable rules and regulations of the SEC.


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      Since the value of the put is partly dependent on the ability of the put writer to meet its obligation to repurchase, the Fund's policy is to enter into put transactions only with municipal securities dealers who are approved by the Advisor. Each dealer will be approved on its own merits, and it is the Fund's general policy to enter into put transactions only with those dealers which are determined to present minimal credit risks. In connection with such determination, the Advisory will take into consideration, among other things, the ratings, if available, of their equity and debt securities, their reputation in the municipal securities markets, their net worth, their efficiency in consummating transactions and any collateral arrangements, such as letters of credit, securing the puts written by them. Commercial bank dealers normally will be members of the Federal Reserve System, and other dealers will be members of the National Association of Securities Dealers, Inc. or members of a national securities exchange. The Trustees have directed the Advisor not to enter into put transactions with any dealer which in the judgment of the Advisor becomes more than a minimal credit risk. In the event that a dealer should default on its obligation to repurchase an underlying security, the Fund is unable to predict whether all or any portion of any loss sustained could subsequently be recovered from such dealer.

      The Trust has been advised by counsel that the Fund will be considered the owner of the securities subject to the puts so that the interest on the securities is tax exempt income to the Fund. Such advice of counsel is based on certain assumptions concerning the terms of the puts and the attendant circumstances.

Taxable Investments

      The Fund attempts to invest its assets in tax exempt securities and when investments are not available, may hold cash or may invest to a limited extent in taxable securities. While the Fund does not currently intend to invest in taxable securities, in abnormal market conditions for defensive purposes only, it may invest up to 20% of the value of its total assets in securities, the interest income on which may be subject to federal, state or local income taxes. The taxable investments permitted for the Fund include obligations of the U.S. Government and its agencies and instrumentalities, bank obligations, commercial paper and repurchase agreements.

      The Fund may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate bonds, and other obligations described in the Prospectus or this Statement of Additional Information.

      U.S. Treasury Securities. The Fund may invest in direct obligations of the U.S. Treasury, including Treasury bills, notes and bonds, all of which are backed as to principal and interest payments by the full faith and credit of the United States.

      Additional U.S. Government Obligations. The Fund may invest in obligations issued or guaranteed by U.S. Government agencies or instrumentalities. These obligations may or may not be backed by the "full faith and credit" of the United States. Securities which are backed by the full faith and credit of the United States include obligations of the Government National Mortgage Association, the Farmers Home Administration, and the Export-Import Bank. In the case of securities not backed by the full faith and credit of the United States, the Fund must look principally to the federal agency issuing or guaranteeing the obligation for ultimate repayment and may not be able to assert a claim against the United States itself in the event the agency or instrumentality does not meet its commitments. Securities in which the Fund may invest that are not backed by the full faith and credit of the United States include, but are not limited to: (i) obligations of the Tennessee Valley Authority, the Federal Home Loan Mortgage Corporation, the Federal Home Loan Banks and the U.S. Postal Service, each of which has the right to borrow from the U.S. Treasury to meet its obligations; (ii) securities issued by the Federal National Mortgage Association, which are supported by the discretionary authority of the U.S. Government to purchase the agency's obligations; and (iii) obligations of the Federal Farm Credit System and the Student Loan Marketing Association, each of whose obligations may be satisfied only by the individual credits of the issuing agency.

      Bank Obligations. The Fund, unless otherwise noted in the Prospectus or below, may invest in negotiable certificates of deposit, time deposits and bankers' acceptances of (i) banks, savings and loan associations and savings banks which have more than $2 billion in total assets and are organized under the laws of the United States


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or any state, (ii) foreign branches of these banks or of foreign banks of equivalent size (Euros) and (iii) U.S. branches of foreign banks of equivalent size (Yankees). The Fund may not invest in obligations of foreign branches of foreign banks. The Fund will not invest in obligations for which the Advisor, or any of its affiliated persons, is the ultimate obligor or accepting bank.

      Commercial Paper. The Fund may invest in commercial paper, including master demand obligations. Master demand obligations are obligations that provide for a periodic adjustment in the interest rate paid and permit daily changes in the amount borrowed. Master demand obligations are governed by agreements between the issuer and Morgan acting as agent, for no additional fee. The monies loaned to the borrower come from accounts managed by Morgan or its affiliates, pursuant to arrangements with such accounts. Interest and principal payments are credited to such accounts. Morgan, an affiliate of the Advisor, has the right to increase or decrease the amount provided to the borrower under an obligation. The borrower has the right to pay without penalty all or any part of the principal amount then outstanding on an obligation together with interest to the date of payment. Since these obligations typically provide that the interest rate is tied to the Federal Reserve commercial paper composite rate, the rate on master demand obligations is subject to change. Repayment of a master demand obligation to participating accounts depends on the ability of the borrower to pay the accrued interest and principal of the obligation on demand which is continuously monitored by Morgan. Since master demand obligations typically are not rated by credit rating agencies, the Fund may invest in such unrated obligations only if at the time of an investment the obligation is determined by the Advisor to have a credit quality which satisfies the Fund's quality restrictions. See "Quality and Diversification Requirements." Although there is no secondary market for master demand obligations, such obligations are considered by the Fund to be liquid because they are payable upon demand. The Fund does not have any specific percentage limitation on investments in master demand obligations. It is possible that the issuer of a master demand obligation could be a client of Morgan to whom Morgan, in its capacity as a commercial bank, has made a loan.


      Repurchase Agreements. The Fund, unless otherwise noted in the Prospectus or below, may enter into repurchase agreements with brokers, dealers or banks that meet the Advisor's credit guidelines. In a repurchase agreement, the Fund buys a security from a seller that has agreed to repurchase the same security at a mutually agreed upon date and price. The resale price normally is in excess of the purchase price, reflecting an agreed upon interest rate. This interest rate is effective for the period of time the Fund is invested in the agreement and is not related to the coupon rate on the underlying security. A repurchase agreement may also be viewed as a fully collateralized loan of money by the Fund to the seller. The period of these repurchase agreements will usually be short, from overnight to one week, and at no time will the Fund invest in repurchase agreements for more than 397 days. The securities which are subject to repurchase agreements, however, may have maturity dates in excess of 397 days from the effective date of the repurchase agreement. The Fund will always receive securities as collateral whose market value is, and during the entire term of the agreement remains, at least equal to 100% of the dollar amount invested by the Fund in the agreement plus accrued interest, and the Fund will make payment for such securities only upon physical delivery or upon evidence of book entry transfer to the account of the Custodian. The Fund will be fully collateralized within the meaning of paragraph (a)(4) of Rule 2a-7 under the Investment Company Act of 1940, as amended (the "1940 Act"). If the seller defaults, the Fund might incur a loss if the value of the collateral securing the repurchase agreement declines and might incur disposition costs in connection with liquidating the collateral. In addition, if bankruptcy proceedings are commenced with respect to the seller of the security, realization upon disposal of the collateral by the Fund may be delayed or limited.


      The Fund may make investments in other debt securities with remaining effective maturities of not more than thirteen months, including without limitation corporate bonds, and other obligations described in the Prospectus or this Statement of Additional Information.

Additional Investments

      When-Issued and Delayed Delivery Securities. The Fund may purchase securities on a when-issued or delayed delivery basis. For example, delivery of and payment for these securities can take place a month or more after the date of the purchase commitment. The purchase price and the interest rate payable, if any, on the securities


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are fixed on the purchase commitment date or at the time the settlement date is fixed. The value of such securities is subject to market fluctuation and for money market instruments and other fixed income securities no interest accrues to the Fund until settlement takes place. At the time the Fund makes the commitment to purchase securities on a when-issued or delayed delivery basis, it will record the transaction, reflect the value each day of such securities in determining its net asset value and, if applicable, calculate the maturity for the purposes of average maturity from that date. At the time of settlement a when-issued security may be valued at less than the purchase price. To facilitate such acquisitions, the Fund will maintain with the Custodian a segregated account with liquid assets, consisting of cash, U.S. Government securities or other appropriate securities, in an amount at least equal to such commitments. On delivery dates for such transactions, the Fund will meet its obligations from maturities or sales of the securities held in the segregated account and/or from cash flow. If the Fund chooses to dispose of the right to acquire a when-issued security prior to its acquisition, it could, as with the disposition of any other portfolio obligation, incur a gain or loss due to market fluctuation. Also, a Fund may be disadvantaged if the other party to the transaction defaults.

      Investment Company Securities. Securities of other investment companies may be acquired by the Fund and Portfolio to the extent permitted under the 1940 Act or any order pursuant thereto. These limits currently require that, as determined immediately after a purchase is made, (i) not more than 5% of the value of the Fund's total assets will be invested in the securities of any one investment company, (ii) not more than 10% of the value of its total assets will be invested in the aggregate in securities of investment companies as a group, and (iii) not more than 3% of the outstanding voting stock of any one investment company will be owned by the Fund, provided however, that the Fund may invest all of its investable assets in an open-end investment company that has the same investment objective as the Fund (its corresponding Portfolio). As a shareholder of another investment company, the Fund or Portfolio would bear, along with other shareholders, its pro rata portion of the other investment company's expenses, including advisory fees. These expenses would be in addition to the advisory and other expenses that the Fund or Portfolio bears directly in connection with its own operations.


      Reverse Repurchase Agreements. The Fund may enter into reverse repurchase agreements. In a reverse repurchase agreement, a Fund sells a security and agrees to repurchase the same security at a mutually agreed upon date and price reflecting the interest rate effective for the term of the agreement. For purposes of the 1940 Act a reverse repurchase agreement is also considered as the borrowing of money by the Fund and, therefore, a form of leverage. Leverage may cause any gains or losses for the Fund to be magnified. The Fund will invest the proceeds of borrowings under reverse repurchase agreements. In addition, except for liquidity purposes, the Fund will enter into a reverse repurchase agreement only when the expected return from the investment of the proceeds is greater than the expense of the transaction. The Fund will not invest the proceeds of a reverse repurchase agreement for a period which exceeds the duration of the reverse repurchase agreement. The Fund will establish and maintain with the custodian a separate account with a segregated portfolio of securities in an amount at least equal to its purchase obligations under its reverse repurchase agreements. All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Fund's total assets.

      Loans of Portfolio Securities. The Fund may lend its securities if such loans are secured continuously by cash or equivalent collateral or by a letter of credit in favor of the Fund at least equal at all times to 100% of the market value of the securities loaned, plus accrued interest. While such securities are on loan, the borrower will pay the Fund any income accruing thereon. Loans will be subject to termination by the Fund in the normal settlement time, generally three business days after notice, or by the borrower on one day's notice. Borrowed securities must be returned when the loan is terminated. Any gain or loss in the market price of the borrowed securities which occurs during the term of the loan inures to the Fund and its respective investors. The Fund may pay reasonable finders' and custodial fees in connection with a loan. In addition, the Fund will consider all facts and circumstances including the creditworthiness of the borrowing financial institution, and the Fund will not make any loans in excess of one year. Loans of portfolio securities may be considered extensions of credit by the Fund. The risks to the Fund with respect to borrowers of its portfolio securities are similar to the risks to the Fund with respect to sellers in repurchase agreement transactions. See "Repurchase Agreements". The Fund will not lend its securities to any officer, Trustee, Member of the Advisory Board, Director, employee or other affiliate of the Fund,



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the Advisor or the Distributor, unless otherwise permitted by applicable law.
All forms of borrowing (including reverse repurchase agreements and securities lending) are limited in the aggregate and may not exceed 33 1/3% of the Fund's total assets.


      Illiquid Investments, Privately Placed and Certain Unregistered Securities. The Fund may invest in privately placed, restricted, Rule 144A or other unregistered securities. The Fund may not acquire any illiquid holdings if, as a result thereof, more than 10% of the Fund's net assets would be in illiquid investments. Subject to this non-fundamental policy limitation, the Portfolio may acquire investments that are illiquid or have limited liquidity, such as private placements or investments that are not registered under the Securities Act of 1933, as amended (the "1933 Act") and cannot be offered for public sale in the United States without first being registered under the 1933 Act. An illiquid investment is any investment that cannot be disposed of within seven days in the normal course of business at approximately the amount at which it is valued by the Portfolio. The price the Portfolio pays for illiquid securities or receives upon resale may be lower than the price paid or received for similar securities with a more liquid market. Accordingly the valuation of these securities will reflect any limitations on their liquidity.

      The Fund may also purchase Rule 144A securities sold to institutional investors without registration under the 1933 Act. These securities may be determined to be liquid in accordance with guidelines established by the Advisor and approved by the Trustees. The Trustees will monitor the Advisor's implementation of these guidelines on a periodic basis.

      As to illiquid investments, the Fund is subject to a risk that should the Fund decide to sell them when a ready buyer is not available at a price the Fund deems representative of their value, the value of the Fund's net assets could be adversely affected. Where an illiquid security must be registered under the 1933 Act, before it may be sold, the Fund may be obligated to pay all or part of the registration expenses, and a considerable period may elapse between the time of the decision to sell and the time the Fund may be permitted to sell a security under an effective registration statement. If, during such a period, adverse market conditions were to develop, the Fund might obtain a less favorable price than prevailed when it decided to sell.

      Synthetic Instruments. The Fund may invest in certain synthetic variable rate instruments. Such instruments generally involve the deposit of a long-term tax exempt bond in a custody or trust arrangement and the creation of a mechanism to adjust the long-term interest rate on the bond to a variable short-term rate and a right (subject to certain conditions) on the part of the purchaser to tender it periodically to a third part at par. Morgan will review the structure of synthetic variable rate instruments to identify credit and liquidity risks (including the conditions under which the right to tender the instrument would no longer be available) and will monitor those risks. In the event that the right to tender the instrument is no longer available, the risk to the Portfolio will be that of holding the long-term bond, which may require the disposition of the bond which could be at a loss. In the case of some types of instruments credit enhancement is not provided, and if certain events, which may include (a) default in the payment of principal or interest on the underlying bond, (b) downgrading of the bond below investment grade or (c) a loss of the bond's tax exempt status, occur, then (i) the put will terminate,
(ii) the risk to the Fund will be that of holding a long-term bond, and (iii) the disposition of the bond may be required which could be at a loss.

Quality and Diversification Requirements

      The Fund intends to meet the diversification requirements of the 1940 Act. Current 1940 Act requirements require that with respect to 75% of the assets of the Fund are subject to the following fundamental limitations: (1) the Fund may not invest more than 5% of its total assets in the securities of any one issuer, except obligations of the U.S. Government, its agencies and instrumentalities, and (2) the Fund may not own more than 10% of the outstanding voting securities of any one issuer. As for the other 25% of the Fund's assets not subject to the limitation described above, there is no limitation on investment of these assets under the 1940 Act, so that all of such assets may be invested in securities of any one issuer. Investments not subject to the limitations described

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above could involve an increased risk to the Fund should an issuer, or a state or its related entities, be unable to make interest or principal payments or should the market value of such securities decline.

      At the time the Fund invests in any taxable commercial paper, master demand obligation, bank obligation or repurchase agreement, the issuer must have outstanding debt rated A or higher by Moody's or Standard & Poor's, the issuer's parent corporation, if any, must have outstanding commercial paper rated Prime-1 by Moody's or A-1 by Standard & Poor's, or if no such ratings are available, the investment must be of comparable quality in Morgan's opinion.

      For purposes of diversification and concentration under the 1940 Act, identification of the issuer of municipal bonds or notes depends on the terms and conditions of the obligation. If the assets and revenues of an agency, authority, instrumentality or other political subdivision are separate from those of the government creating the subdivision and the obligation is backed only by the assets and revenues of the subdivision, such subdivision is regarded as the sole issuer. Similarly, in the case of an industrial development revenue bond or pollution control revenue bond, if the bond is backed only by the assets and revenues of the nongovernmental user, the nongovernmental user is regarded as the sole issuer. If in either case the creating government or another entity guarantees an obligation, the guaranty is regarded as a separate security and treated as an issue of such guarantor. Since securities issued or guaranteed by states or municipalities are not voting securities, there is no limitation on the percentage of a single issuer's securities which the Fund may own so long as it does not invest more than 5% of its total assets that are subject to the diversification limitation in the securities of such issuer, except obligations issued or guaranteed by the U.S. Government. Consequently, the Fund may invest in a greater percentage of the outstanding securities of a single issuer than would an investment company which invests in voting securities. See "Investment Restrictions."

      In order to attain its objective of maintaining a stable net asset value, the Fund will limit its investments to securities that present minimal credit risks and securities (other than New York State municipal notes) that are rated within the highest rating assigned to short-term debt securities (or, in the case of New York State municipal notes, within one of the two highest ratings assigned to short-term debt securities) by at least two NRSROs or by the only NRSRO that has rated the security. Securities which originally had a maturity of over one year are subject to more complicated, but generally similar rating requirements. The Fund may also purchase unrated securities that are of comparable quality to the rated securities described above. Additionally, if the issuer of a particular security has issued other securities of comparable priority and security and which have been rated in accordance with the criteria described above that security will be deemed to have the same rating as such other rated securities.

      In addition, the Board of Trustees has adopted procedures which (i) require the Fund to maintain a dollar-weighted average portfolio maturity of not more than 90 days and to invest only in securities with a remaining maturity of not more than thirteen months and (ii) require the Fund, in the event of certain downgrading of or defaults on portfolio holdings, to dispose of the holding, subject in certain circumstances to a finding by the Trustees that disposing of the holding would not be in the Fund's best interest.

      The credit quality of variable rate demand notes and other municipal obligations is frequently enhanced by various credit support arrangements with domestic or foreign financial institutions, such as letters of credit, guarantees and insurance, and these arrangements are considered when investment quality is evaluated. The rating of credit-enhanced municipal obligations by a NRSRO may be based primarily or exclusively on the credit support arrangement.

INVESTMENT RESTRICTIONS

      The investment restrictions of the Fund and Portfolio are identical, unless otherwise specified. Accordingly, references below to the Fund also include the Portfolio unless the context requires otherwise; similarly, references to the Portfolio also include the Fund unless the context requires otherwise.

      The investment restrictions below have been adopted by the Trust, with respect to the Fund, and, except as noted, by the Portfolio. Except where otherwise noted, these investment restrictions are "fundamental" policies which, under the 1940 Act, may not be changed without the vote of a majority of the outstanding voting securities of the Fund or Portfolio, as the case may be. A "majority of the outstanding voting securities" is defined in the 1940 Act as the lesser of (a) 67% or more of the voting securities present at a meeting if the holders of more than 50% of the outstanding voting securities are present or represented by proxy, or (b) more than 50% of the outstanding voting securities. The percentage limitations contained in the restrictions below apply at the time of the purchase of securities. Whenever the Fund is requested to vote on a change in the fundamental investment restrictions of the Portfolio, the Trust will hold a meeting of Fund shareholders and will cast its votes as instructed by the Fund's shareholders.

      The Fund may not:

1. Borrow money, except from banks for temporary, extraordinary or emergency purposes and then only in amounts up to 10% of the value of the Fund's total assets, taken at cost at the time of such borrowing; or mortgage, pledge or hypothecate any assets except in connection with any such borrowing in amounts up to 10% of the value of the Fund's net assets at the time of such borrowing. The Fund will not purchase securities while borrowings exceed 5% of the Fund's total assets, provided, however, that the Fund may increase its interest in an open-end management investment company with the same investment objective and restrictions as the Fund's while such borrowings are outstanding. This borrowing provision, for example, facilitates the orderly sale of portfolio securities in the event of abnormally heavy redemption requests or in the event of redemption requests during periods of tight market supply. This provision is not for leveraging purposes;

2. Invest more than 25% of its total assets in securities of governmental units located in any one state, territory, or possession of the United States. The Fund may invest more then 25% of its total assets in industrial development and pollution control obligations whether or not the users of facilities financed by such obligations are in the same industry;(1)

3. Purchase industrial revenue bonds if, as a result of such purchase, more than 5% of total Fund assets would be invested in industrial revenue bonds where payment of principal and interest are the responsibility of companies with fewer than three years of operating history;

4. Purchase the securities or other obligations of any one issuer if, immediately after such purchase, more than 5% of the value of the Fund's total assets would be invested in securities or other obligations of any one such issuer, provided, however, that the Fund may invest all or part of its investable assets in an open-end management investment company with the same investment objective and restrictions as the Fund's. Each state and each political subdivision, agency or instrumentality of such state and each multi-state agency of which such state is a member will be a separate issuer if the security is backed only by the assets and revenues of that issuer. If the security is guaranteed by another entity, the guarantor will be deemed to be the issuer. This limitation shall not apply to securities issued or guaranteed by the U.S. Government, its agencies or instrumentalities or to permitted investments of up to 25% of the Fund's total assets;(2)

----------

      (1) Pursuant to an interpretation of the staff of the SEC, the Fund may not invest more than 25% of its assets in industrial development bonds in projects of similar type or in the same state. The Fund shall comply with this interpretation until such time as it may be modified by the staff of the SEC.

      (2) For purposes of interpretation of Investment Restriction No. 4 "guaranteed by another entity" includes credit substitutions, such as letters of credit or insurance, unless the Advisor determines that the security meets the Fund's credit standards without regard to the credit substitution.

5. Make loans, except through the purchase or holding of debt obligations, repurchase agreements, or loans of portfolio securities in accordance with the Fund's investment objective and policies (see "Investment Objectives and Policies");

6. Purchase or sell puts, calls, straddles, spreads, or any combination thereof except to the extent that securities subject to a demand obligation, stand-by commitments and puts may be purchased (see "Investment Objectives and Policies"); real estate; commodities; commodity contracts; or interests in oil, gas, or mineral exploration or development programs. However, the Fund may purchase municipal bonds, notes or commercial paper secured by interests in real estate;

7. Purchase securities on margin, make short sales of securities, or maintain a short position, provided that this restriction shall not be deemed to be applicable to the purchase or sale of when-issued securities or of securities for delayed delivery;

8. Acquire securities of other investment companies, except as permitted by the 1940 Act;

9.    Act as an underwriter of securities; or

10. Issue senior securities, except as may otherwise be permitted by the foregoing investment restrictions or under the 1940 Act or any rule, order or interpretation thereunder.

      The Tax Exempt Money Market Portfolio, except as noted below, has adopted substantially similar fundamental investment restrictions. Investment restrictions numbered 3, 7 and 8 above are non-fundamental for the Portfolio. The Portfolio's fundamental borrowing restriction allows the Portfolio to borrow to the extent permitted by law, currently 33-1/3% of total assets. The Portfolio, however, has adopted a non-fundamental investment restriction limiting its borrowing ability to 10% of total assets. These differences are not expected to materially affect the management of the Portfolio.

      Non-Fundamental Investment Restriction. The investment restriction described below is not a fundamental policy of the Fund may be changed by their respective Trustees. This non-fundamental investment policy requires that the Fund may not:

(i) acquire any illiquid securities, such as repurchase agreements with more than seven days to maturity or fixed time deposits with a duration of over seven calendar days, if as a result thereof, more than 10% of the Fund's net assets would be in investments that are illiquid.

      There will be no violation of any investment restriction if that restriction is complied with at the time the relevant action is taken notwithstanding a later change in market value of an investment, in net or total assets, in the securities rating of the investment, or any other later change.

      For purposes of fundamental investment restrictions regarding industry concentration, the Advisor may classify issuers by industry in accordance with classifications set forth in the Directory of Companies Filing Annual Reports With The Securities and Exchange Commission or other sources. In the absence of such classification or if the Advisor determines in good faith based on its own information that the economic characteristics affecting a particular issuer make it more appropriately considered to be engaged in a different industry, the Advisor may classify an issuer accordingly. For instance, personal credit finance companies and business credit finance companies are deemed to be separate industries and wholly owned finance companies are considered to be in the industry of their parents if their activities are primarily related to financing the activities of their parents.


TRUSTEES, MEMBERS OF THE ADVISORY BOARD AND OFFICERS


Trustees

      The mailing address of the Trustees of the Trust, who are also the Trustees of each of the Portfolios and the other Master Portfolios, as defined below, is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. Their names, principal occupations during the past five years and dates of birth are set forth below:

      Frederick S. Addy -- Trustee; Retired; Former Executive Vice President and Chief Financial Officer, Amoco Corporation. His date of birth is January 1, 1932.

      William G. Burns -- Trustee; Retired; Former Vice Chairman and Chief Financial Officer, NYNEX. His date of birth is November 2, 1932.

      Arthur C. Eschenlauer -- Trustee; Retired; Former Senior Vice President, Morgan Guaranty Trust Company of New York. His date of birth is May 23, 1934.


      Matthew Healey* -- Trustee; Chairman and Chief Executive Officer; Chairman, Pierpont Group, Inc. ("Pierpont Group") since prior to 1996. His date of birth is August 23, 1937.


      Michael P. Mallardi -- Trustee; Retired; Prior to April 1996, Senior Vice President, Capital Cities/ABC, Inc. and President, Broadcast Group. His date of birth is March 17, 1934.

      A majority of the disinterested Trustees have adopted written procedures reasonably appropriate to deal with potential conflicts of interest arising from the fact that the same individuals are Trustees of the Trust, each of the Portfolios and the J.P. Morgan Institutional Funds up to and including creating a separate board of trustees.


      Each Trustee is currently paid an annual fee of $75,000 for serving as Trustee of the Trust, each of the Master Portfolios (as defined below), the J.P. Morgan Institutional Funds and J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection with service as a Trustee. The Trustees may hold various other directorships unrelated to these funds.


----------
* Mr. Healey is an "interested person" (as defined in the 1940 Act) of the Trust

      Trustee compensation expenses paid by the Trust for the calendar year ended December 31, 2000 are set forth below.

                                        AGGREGATE      TOTAL TRUSTEE
                                        TRUSTEE        COMPENSATION ACCRUED BY
                                        COMPENSATION   THE MASTER PORTFOLIOS(1),
                                        PAID BY THE    J.P. MORGAN FUNDS, J.P.
                                        TRUST DURING   MORGAN SERIES TRUST AND
NAME OF TRUSTEE                         2000           THE TRUST DURING 2000(2)
---------------                         ------------   ------------------------

Frederick S. Addy, Trustee               $23,538       $75,000

William G. Burns, Trustee                $23,538       $75,000

Arthur C. Eschenlauer, Trustee           $23,538       $75,000

Matthew Healey, Trustee (3)              $23,538       $75,000
  Chairman and Chief Executive
  Officer

Michael P. Mallardi, Trustee             $23,538       $75,000

      (1) Includes the Portfolio and 18 other portfolios (collectively, the "Master Portfolios") for which JPMIM acts as investment adviser.

      (2) No investment company within the fund complex has a pension or retirement plan. Currently there are 22 investment companies (composed of 19 investment companies comprising the Master Portfolios, the J.P. Morgan Funds, the Trust and J.P. Morgan Series Trust) in the fund complex.

      (3) During 2000, Pierpont Group, Inc. paid Mr. Healey, in his role as Chairman of Pierpont Group, Inc., compensation in the amount of $200,000, contributed $25,500 to a defined contribution plan on his behalf and paid $18,400 in insurance premiums for his benefit.

      The Trustees decide upon general policies and are responsible for overseeing the Trust's and Portfolio's business affairs. The Portfolio and the Trust have entered into a Fund Services Agreement with Pierpont Group, Inc. to assist the Trustees in exercising their overall supervisory responsibilities over the affairs of the Portfolio and the Trust. Pierpont Group, Inc. was organized in July 1989 to provide services for The Pierpont Family of Funds (now the J.P. Morgan Family of Funds), and the Trustees are the equal and sole shareholders of Pierpont Group, Inc. The Trust and the Portfolios have agreed to pay Pierpont Group, Inc. a fee that is equal to the Trust's and Portfolio's allocated share of Pierpont Group, Inc.'s reasonable costs in performing these services to the Trust, the Portfolios and certain other registered investment companies subject to similar agreements with Pierpont Group, Inc.. These costs are periodically reviewed by the Trustees. The principal offices of Pierpont Group, Inc. are located at 461 Fifth Avenue, New York, New York 10017.


      The aggregate fees paid to Pierpont Group, Inc. by the Fund and Portfolio during the indicated fiscal periods are set forth below:


Fund -- For the fiscal year ended August 31, 1999: $282. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $40 and $532.

Portfolio -- For the fiscal year ended August 31, 1999: $46,121. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000:
$8,727 and $38,016.

Members of the Advisory Board

      The Trustees determined as of January 26, 2000 to establish an advisory board and appoint four members ("Members of the Advisory Board") thereto. Each member serves at the pleasure of the Trustees. The advisory board is distinct from the Trustees and provides advice to the Trustees as to investment, management and operations of the Trust; but has no power to vote upon any matter put to a vote of the Trustees. The advisory board and the members thereof also serve each of the Trusts and the Master Portfolios. The creation of the Advisory Board and the appointment of the members thereof was designed (i) so that the Board of Trustees will continuously consist of persons able to assume the duties of Trustees and be fully familiar with the business and affairs of each of the Trusts and the Master Portfolios, in anticipation of the current Trustees reaching the mandatory retirement age of seventy and (ii) with the intention that the Members of the Advisory Board held be proposed for election as Trustees at a shareholder meeting to be held prior to the retirement. Each member of the Advisory Board is paid an annual fee of $75,000 for serving in this capacity for the Trust, each of the Master Portfolios, the J.P. Morgan Funds and the J.P. Morgan Series Trust and is reimbursed for expenses incurred in connection for such service. The members of the Advisory Board may hold various other directorships unrelated to these funds. The mailing address of the Members of the Advisory Board is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. Their names, principal occupations during the past five years and dates of birth are set forth below:

      Ann Maynard Gray - Former President, Diversified Publishing Group and Vice President, Capital Cities/ABC, Inc. Her date of birth is August 22, 1945.


      John R. Laird -- Retired; Former Chief Executive Officer, Shearson Lehman Brothers and The Boston Company. His date of birth is June 21, 1942.


      Gerard P. Lynch** -- Retired; Former Managing Director, Morgan Stanley Group and President and Chief Operating Officer, Morgan Stanley Services, Inc. His date of birth is October 5, 1936.


      James J. Schonbachler -- Retired; Prior to September, 1998, Managing Director, Bankers Trust Company and Chief Executive Officer and Director, Bankers Trust A.G., Zurich and BT Brokerage Corp. His date of birth is January 26, 1943.

Officers

      The Trust's and Portfolio's executive officers (listed below), other than the Chief Executive Officer, are provided and compensated by Funds Distributor, Inc. ("FDI"), a wholly owned indirect subsidiary of Boston Institutional Group, Inc. The officers conduct and supervise the business operations of the Trust and the Portfolio. The Trust and the Portfolio have no employees.

      The officers of the Trust and the Portfolio, their principal occupations during the past five years and dates of birth are set forth below. Unless otherwise specified, each officer holds the same position with the Trust and the Portfolio. The business address of each of the officers unless otherwise noted is Funds Distributor, Inc., 60 State Street, Suite 1300, Boston, Massachusetts 02109.



----------
** Mr. Lynch may be deemed an "interest person" (as defined in the 1940 Act) of the Advisor due to his son's affiliation with an affiliate.

      MATTHEW HEALEY; Chief Executive Officer; Chairman, Pierpont Group, since prior to 1996. His address is c/o Pierpont Group, Inc., 461 Fifth Avenue, New York, New York 10017. His date of birth is August 23, 1937.

      MARGARET W. CHAMBERS; Vice President and Secretary. Executive Vice President and General Counsel of FDI since April of 1998. From August 1996 to March 1998, Ms. Chambers was Vice President and Assistant General Counsel for Loomis, Sayles & Company, L.P. From January 1986 to July 1996, she was an associate with the law firm of Ropes & Gray. Her date of birth is October 12, 1959.

      MARIE E. CONNOLLY; Vice President and Assistant Treasurer. President, Chief Executive Officer and Director of FDI, and an officer of certain investment companies advised or administered by FDI since prior to 1996. Her date of birth is August 1, 1957.

      DOUGLAS C. CONROY; Vice President and Assistant Treasurer. Vice President, New Business Development of FDI and an officer of certain investment companies distributed or administered by FDI. Prior to 1999, Mr. Conroy was a Manager of Treasury Services and Administration of FDI. His date of birth is March 31, 1969.




      KAREN JACOPPO-WOOD; Vice President and Assistant Secretary. Vice President and Senior Counsel of FDI and an officer of certain investment companies distributed or administered by FDI. From June 1994 to January 1996, Ms. Jacoppo-Wood was a Manager of SEC Registration at Scudder, Stevens & Clark, Inc. Her date of birth is December 29, 1966.

      CHRISTOPHER J. KELLEY; Vice President and Assistant Secretary. Vice President and Senior Associate General Counsel of FDI and Premier Mutual and an officer of certain investment companies distributed or administered by FDI. From April 1994 to July 1996, Mr. Kelley was Assistant Counsel at Forum Financial Group. His date of birth is December 24, 1964.


      KATHLEEN K. MORRISEY; Vice President and Assistant Secretary. Vice President of FDI. Manager of Treasury Services Administration and an officer of certain investment companies advised or administered by Montgomery Asset Management, L.P. and Dresdner RCM Global Investors, Inc., and their respective affiliates. Her date of birth is July 5, 1972.

      MARY A. NELSON; Vice President and Assistant Treasurer. Senior Vice President and Director of Financial Services at FDI, since August 1994, and an officer of certain investment companies distributed or administered by FDI. Her date of birth is April 22, 1964.

      MARY JO PACE; Assistant Treasurer; Vice President, Morgan Guaranty Trust Company of New York. Ms. Pace serves in the Funds Administration group as a Manager for the Budgeting and Expense Processing Group. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is March 13, 1966.

      GEORGE A. RIO; President and Treasurer; Executive Vice President and Client Service Director of FDI since April 1998. From June 1995 to March 1998, Mr. Rio was Senior Vice President and Senior Key Account Manager for Putnam Mutual Funds. His date of birth is January 2, 1955.

      CHRISTINE ROTUNDO; Assistant Treasurer. Vice President, Morgan Guaranty Trust Company of New York. Ms. Rotundo serves as Manager of the Funds Infrastructure group and is responsible for the management of special projects. Prior to January 2000, she served as Manager of the Tax Group in the Funds Administration group and was responsible for U.S. mutual fund tax matters. Her address is 60 Wall Street, New York, New York 10260. Her date of birth is September 26, 1965.

      ELBA VASQUEZ; Vice President and Assistant Secretary. Vice President of FDI since February 1999. Ms. Vasquez served as National Sales Associate for FDI from May 1996. Prior to that she served in various mutual fund sales and marketing positions for U.S. Trust Company of New York. Her date of birth is December 14, 1961.

      As of the date of this Statement of Additional Information, the officers, Trustees and Members of the Advisory Board as a group owned less than 1% of the shares of each Fund.

CODES OF ETHICS

      The Trust, FDI and the Advisor have adopted codes of ethics pursuant to Rule 17j-1 under the 1940 Act. Each of these codes permits personnel subject to such code to invest in securities, including securities that may be purchased or held by the Fund. Such purchases, however, are subject to preclearance and other procedures reasonably necessary to prevent access persons (as defined therein) from engaging in any unlawful conduct set forth in Rule 17j-1.


INVESTMENT ADVISOR


      The Fund has retained JPMIM as Investment Advisor to provide investment advice and portfolio management services to the Portfolio, pursuant to an Investment Advisory Agreement dated as of October 1, 1998. Subject to the supervision of the Portfolio's Trustees, the Advisor makes the Portfolio's day-to-day investment decisions, arranges for the execution of portfolio transactions and generally manages the Portfolio's investments.

      The Investment Advisory Agreement provides that it will continue in effect for a period of two years after execution only if specifically approved thereafter annually in the same manner as the Distribution Agreement. See "Distributor" below. The Investment Advisory Agreement will terminate automatically if assigned and is terminable at any time without penalty by a vote of a majority of the Trustees, or by a vote of the holders of a majority of the Fund's outstanding voting securities, on 60 days' written notice to the Advisor and by the Advisor on 90 days' written notice to the Trust. See "Additional Information."

      The Advisor, a wholly owned subsidiary of J.P. Morgan Chase & Co. ("J.P. Morgan Chase") and a corporation organized under the laws of the State of Delaware, is a registered investment adviser under the Investment Advisers Act of 1940, as amended. The Advisor is located at 522 Fifth Avenue, New York, New York 10036.

      J.P. Morgan Chase, a bank holding company organized under the laws of the State of Delaware, was formed from the merger of J.P. Morgan & Co. Incorporated with and into The Chase Manhattan Corporation. J.P. Morgan Chase, together with its predecessors, has been in the banking and investment advisory business for over 100 years and today, through JPMIM and its other subsidiaries, offers a wide range of banking and investment management services to governmental, institutional, corporate and individual clients.

      The investment advisory services the Advisor provides to the Portfolio are not exclusive under the terms of the Investment Advisory Agreement. The Advisor is free to and does render similar investment advisory services to others. The Advisor also manages employee benefit funds of corporations, labor unions and state and local governments and the accounts of other institutional investors, including investment companies. Certain of the assets of employee benefit accounts under its management are invested in commingled pension trust funds for which Morgan serves as trustee. The accounts, which are managed or advised by the Advisor, have varying investment objectives and the Advisor invests assets of such accounts in investments substantially similar to, or the same as, those which are expected to constitute the principal investments of the Portfolio. Such accounts are supervised by officers and employees of the Advisor who may also be acting in similar capacities for the Portfolio. See "Portfolio Transactions."

      The Portfolio is managed by employees of the Advisor who, in acting for their customers, including the Fund, do not discuss their investment decisions with any personnel of J.P. Morgan Chase or any personnel of other divisions of the Advisor or with any of its affiliated persons, with the exception of certain other investment management affiliates of J.P. Morgan Chase that execute transactions on behalf of the Portfolio.


      As compensation for the services rendered and related expenses such as salaries of advisory personnel borne by the Advisor under the Investment Advisory Agreement, the Portfolio has agreed to pay the Advisor a fee, which is computed daily and may be paid monthly, equal to the annual rate of 0.20% of the Portfolio's average daily net assets up to $1 billion and 0.10% of the Portfolio's average daily net assets in excess of $1 billion.


      The Portfolio paid the following advisory fees to Morgan and JPMIM, as applicable: for the fiscal periods years ended August 31, 1999: $3,052,997. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $760,119 and $3,549,154, respectively.

      Morgan, an affiliate of the Advisor and a wholly owned subsidiary of J.P. Morgan Chase, is a New York trust company that conducts a general banking and trust business. Morgan is subject to regulation by the New York State Banking Department and is a member of the Federal Reserve System. Through offices in New York City and abroad, Morgan offers a wide range of services primarily to governmental, institutional, corporate and high net worth individual customers in the United States and throughout the world. Under separate agreements, Morgan also provides certain financial, fund accounting and administrative services to the Trust and the Fund and shareholder services for the Trust. Morgan is located at 60 Wall Street, New York, New York 10260. See "Services Agent" and "Shareholder Servicing" below.


DISTRIBUTOR

      FDI serves as the Trust's exclusive Distributor and holds itself available to receive purchase orders for the Fund's shares. In that capacity, FDI has been granted the right, as agent of the Trust, to solicit and accept orders for the purchase of the Fund's shares in accordance with the terms of the Distribution Agreement between the Trust and FDI. Under the terms of the Distribution Agreement between FDI and the Trust, FDI receives no compensation in its capacity as the Trust's distributor. FDI is a wholly owned indirect subsidiary of Boston Institutional Group, Inc. FDI also serves as exclusive placement agent for the Portfolio. FDI currently provides administration and distribution services for a number of other investment companies.


      The Distribution Agreement shall continue in effect with respect to the Fund for a period of two years after execution only if it is approved at least annually thereafter (i) by a vote of the holders of a majority of the Fund's outstanding shares or by its Trustees and (ii) by a vote of a majority of the Trustees of the Trust who are not "interested persons" (as defined by the 1940
Act) of the parties to the Distribution Agreement, cast in person at a meeting called for the purpose of voting on such approval see "Trustee, Members of the Advisory Board and Officers"). The Distribution Agreement will terminate automatically if assigned by either party thereto and is terminable at any time without penalty by a vote of a majority of the Trustees of the Trust, a vote of a majority of the Trustees who are not "interested persons" of the Trust, or by a vote of the holders of a majority of the Fund's outstanding shares as defined under "Additional Information," in any case without payment of any penalty on 60 days' written notice to the other party. The principal offices of FDI are located at 60 State Street, Suite 1300, Boston, Massachusetts 02109.


CO-ADMINISTRATOR

      Under Co-Administration Agreements with the Trust and the Portfolio dated August 1, 1996, FDI also serves as the Trust's and the Portfolio's Co-Administrator. The Co-Administration Agreements may be renewed or amended by the respective Trustees without a shareholder vote. The Co-Administration Agreements are terminable at any time without penalty by a vote of a majority of the Trustees of the Trust or the Portfolio, as applicable, on not more than 60 days' written notice nor less than 30 days' written notice to the other party. The Co-Administrator may subcontract for the performance of its obligations, provided, however, that unless the Trust or the Portfolio, as applicable, expressly agrees in writing, the Co-Administrator shall be fully responsible for the acts and omissions of any subcontractor as it would for its own acts or omissions. See "Services Agent" below.

      FDI (i) provides office space, equipment and clerical personnel for maintaining the organization and books and records of the Trust and the Portfolio; (ii) provides officers for the Trust and the Portfolio; (iii) prepares and files documents required for notification of state securities administrators; (iv) reviews and files marketing and sales literature; (v) files regulatory documents and mails Portfolio communications to Trustees, Members of the Advisory Board and investors; and (vi) maintains related books and records.

      For its services under the Co-Administration Agreements, the Fund and Portfolio have agreed to pay FDI fees equal to its allocable share of an annual complex-wide charge of $425,000 plus FDI's out-of-pocket expenses. The amount allocable to the Fund or Portfolio is based on the ratio of its net assets to the aggregate net assets of the Trust, the Master Portfolios and certain other investment companies subject to similar agreements with FDI.

      The table below sets forth the administrative fees paid to FDI for the fiscal period indicated.


Fund -- For the fiscal year ended August 31, 1999: $187. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $27 and $411, respectively.

Portfolio -- For the fiscal year ended August 31, 1999: $20,175. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000:
$4,090 and $16,111, respectively.




SERVICES AGENT

      The Trust, on behalf of the Fund, and the Portfolio have entered into Administrative Services Agreements (the "Services Agreements") with Morgan pursuant to which Morgan is responsible for certain administrative and related services provided to the Fund and Portfolio. The Services Agreements may be terminated at any time, without penalty, by the Trustees or Morgan, in each case on not more than 60 days' nor less than 30 days' written notice to the other party.

      Under the Services Agreements, the Fund and the Portfolio have agreed to pay Morgan fees equal to its allocable share of an annual complex-wide charge. This charge is calculated daily based on the aggregate net assets of the Master Portfolios and J.P. Morgan Series Trust in accordance with the following annual schedule: 0.09% of the first $7 billion of their aggregate average daily net assets and 0.04% of their aggregate average daily net assets in excess of $7 billion, less the complex-wide fees payable to FDI. The portion of this charge payable by the Fund and Portfolio is determined by the proportionate share that its net assets bear to the total net assets of the Trust, the Master Portfolios, the other investors in the Master Portfolios for which Morgan provides similar services and J.P. Morgan Series Trust.

      The table below sets forth the service fees paid to Morgan for the fiscal periods indicated. See the Prospectus and below for applicable expense limitations.


Fund -- For fiscal year ended August 31, 1999: $3,144. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $501 and $9,225.

Portfolio -- For the fiscal year ended August 31, 1999: $542,467. For the three months ended November 30, 1999 and the fiscal year ended November 30, 2000:
$128,236 and $609,231.


CUSTODIAN AND TRANSFER AGENT


      The Bank of New York ("BONY"), One Wall Street, New York, New York 10286, serves as the Trust's custodian and fund accounting agent. Pursuant to the Custodian Contract and Fund Accounting Agreement with the Trust, BONY is responsible for holding portfolio securities and cash and maintaining the books of account and records of the Fund's portfolio transactions.

      State Street Bank and Trust Company ("State Street"), 225 Franklin Street, Boston, Massachusetts 02110, serves as the Trust's transfer and dividend disbursing agent. As transfer agent and dividend disbursing agent, State Street is responsible for maintaining account records detailing the ownership of Fund shares and for crediting income, capital gains and other changes in share ownership to shareholder accounts.


SHAREHOLDER SERVICING

      The Trust on behalf of the Fund has entered into a Shareholder Servicing Agreement with Morgan pursuant to which Morgan acts as shareholder servicing agent for its customers and for other Fund investors who are customers of a Service Organization. Under this agreement, Morgan is responsible for performing shareholder account, administrative and servicing functions, which include but are not limited to, answering inquiries regarding account status and history, the manner in which purchases and redemptions of Fund shares may be effected, and certain other matters pertaining to the Fund; assisting customers in designating and changing dividend options, account designations and addresses; providing necessary personnel and facilities to coordinate the establishment and maintenance of shareholder accounts and records with the Fund's transfer agent; transmitting purchase and redemption orders to the Fund's transfer agent and arranging for the wiring or other transfer of funds to and from customer accounts in connection with orders to purchase or redeem Fund shares; verifying purchase and redemption orders, transfers among and changes in accounts; informing the Distributor of the gross amount of purchase orders for Fund shares; monitoring the activities of the Fund's transfer agent; and providing other related services.

      Under the Shareholder Servicing Agreement, the Fund has agreed to pay Morgan for these services a fee at the annual rate (expressed as a percentage of the average daily net asset value of Fund shares owned by or for shareholders for whom Morgan is acting as shareholder servicing agent) of 0.05%. Morgan acts as shareholder servicing agent for all shareholders.


      The Fund paid the following shareholder servicing fees to Morgan for the fiscal periods indicated: For the fiscal year ended August 31, 1999: $5,935; for the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $995 and $19,128.




      If Morgan were prohibited from providing any of the services under the Shareholder Servicing Agreement and the Services Agreements, the Trustees would seek an alternative provider of such services. In such event, changes in the operation of the Fund or the Portfolio might occur and a shareholder might no longer be able to avail himself or herself of any services then being provided to shareholders by Morgan.

SERVICE ORGANIZATION

      The Trust, on behalf of the Fund, has adopted a service plan (the "Plan") with respect to the shares which authorizes the Fund to compensate Service Organizations for providing certain account administration and other services to their customers who are beneficial owners of such shares. Pursuant to the Plan, the Trust, on behalf of the Fund, enters into agreements with Service Organizations which purchase shares on behalf of their customers ("Service Agreements"). Under such Service Agreements, the Service Organizations may: (a) act, directly or through an agent, as the sole shareholder of record and nominee for all customers, (b) maintain or assist in maintaining account records for each customer who beneficially owns shares, and (c) process or assist in processing customer orders to purchase, redeem and exchange shares, and handle or assist in handling the transmission of funds representing the customers' purchase price or redemption proceeds. As compensation for such services, the Trust on behalf of the Fund pays each Service Organization a service fee in an amount up to 0.25% (on an annualized basis) of the average daily net assets of the shares of the Fund attributable to or held in the name of such Service Organization for its customers (0.20% where J.P. Morgan acts as a service organization).


      The service fees paid by the Fund to the Service Organizations for the fiscal periods indicated: For the fiscal year ended August 31, 1999: $29,674; for the three months ended November 30, 1999 and the fiscal year ended November 30, 2000: $4,974 and $95,641.

      Conflicts of interest restrictions (including the Employee Retirement Income Security Act of 1974) may apply to a Service Organization's receipt of compensation paid by the Trust in connection with the investment of fiduciary funds in shares. Service Organizations, including banks regulated by the Comptroller of the Currency, the Federal Reserve Board or the Federal Deposit Insurance Corporation, and investment advisers and other money managers subject to the jurisdiction of the Securities and Exchange Commission, the Department of Labor or state securities commissions, are urged to consult legal advisers before investing fiduciary assets in shares. In addition, under some state securities laws, banks and other financial institutions purchasing shares on behalf of their customers may be required to register as dealers.

      The Trustees of the Trust, including a majority of Trustees who are not interested persons of the Trust and who have no direct or indirect financial interest in the operation of such Plan or the related Service Agreements, initially voted to approve the Plan and Service Agreements at a meeting called for the purpose of voting on such Plan and Service Agreements on April 9, 1997. The Plan was approved by the initial shareholders of each Fund on June 3, 1997, remains in effect until July 10, 1998 and will continue in effect thereafter only if such continuance is specifically approved annually by a vote of the Trustees in the manner described above. The Plan may not be amended to increase materially the amount to be spent for the services described therein without approval of the shareholders of the Fund, and all material amendments of the Plan must also be approved by the Trustees in the manner described above. The Plan may be terminated at any time by a majority of the Trustees as described above or by vote of a majority of the outstanding shares of the Fund. The Service Agreements may be terminated at any time, without payment of any penalty, by vote of a majority of the disinterested Trustees as described above or by a vote of a majority of the outstanding shares of the Fund on not more than 60 days' written notice to any other party to the Service Agreements. The Service Agreements shall terminate automatically if assigned. So long as the Plans are in effect, the selection and nomination of those Trustees who are not interested persons shall be determined by the non-interested members of the Board of Trustees. The Trustees have determined that, in their judgment, there is a reasonable likelihood that the Plan will benefit the Funds and Fund shareholders. In the Trustees' quarterly review of the Plan and Service Agreements, they will consider their continued appropriateness and the level of compensation provided therein.

INDEPENDENT ACCOUNTANTS

      The independent accountants of the Trust and the Portfolio are PricewaterhouseCoopers LLP, 1177 Avenue of the Americas, New York, New York 10036. PricewaterhouseCoopers LLP conducts an annual audit of the financial statements of the Fund and the Portfolio, assists in the preparation and/or review of the Fund's and the Portfolio's federal and state income tax returns and consults with the Fund and the Portfolio as to matters of accounting and federal and state income taxation.

EXPENSES

      In addition to the fees payable to Pierpont Group, Inc., JPMIM, Morgan and FDI under various agreements discussed under "Trustees, Members of the Advisory Board and Officers," "Investment Advisor," "Co-Administrator", "Distributor", "Services Agent" and "Shareholder Servicing" above, the Fund and the Portfolio are responsible for usual and customary expenses associated with their respective operations. Such expenses include organization expenses, legal fees, accounting and audit expenses, insurance costs, the compensation and expenses of the Trustees and Members of the Advisory Board, costs associated with their registration fees under federal securities laws, and extraordinary expenses applicable to the Fund or the Portfolio. For the Fund, such expenses also include transfer, registrar and dividend disbursing costs, the expenses of printing and mailing reports, notices and proxy statements to Fund shareholders, and filing fees under state securities laws. For the Portfolio, such expenses also include custodian fees. For additional information regarding waivers or expense subsidies, see the Prospectus.


      J.P. Morgan has agreed that it will reimburse the Fund until February 28, 2002 to the extent necessary to maintain the Fund's total operating expenses (excluding interest, taxes and extraordinary expenses of the Fund and the Portfolio) at the annual rate of 0.45% of the Fund's average daily net assets.

      Sets forth below is for the Fund and its corresponding Portfolio, the fees and other expenses J.P. Morgan reimbursed under the expense reimbursement arrangements described above or pursuant to prior expense reimbursement arrangements for the fiscal periods indicated.

      Portfolio -- For the fiscal year ended August 31, 1999: N/A. For the three month period ended November 30, 1999 and the fiscal year ended November 30, 2000: N/A and N/A, respectively.

      Fund -- For the period November 3, 1997 (commencement of operations) through August 31, 1998 and for the fiscal year ended August 31, 1999: $72,847 and $77,179. For the three month period ended November 30, 1999 and the fiscal year ended November 30, 2000: $23,745 and $95,598, respectively.


PURCHASE OF SHARES

      Additional Minimum Balance Information. If your account balance falls below the minimum for 30 days as a result of selling shares (and not because of performance), the Fund reserves the right to request that you buy more shares or close your account. If your account balance is still below the minimum 60 days after notification, the Fund reserves the right to close out your account and send the proceeds to the address of record.

      Method of Purchase. Investors may open accounts with the Fund only through the Distributor. All purchase transactions in Fund accounts are processed by Morgan as shareholder servicing agent and the Fund is authorized to accept any instructions relating to a Fund account from Morgan as shareholder servicing agent for the customer. All purchase orders must be accepted by the Distributor. Prospective investors who are not already customers of Morgan may apply to become customers of Morgan for the sole purpose of Fund transactions. There are no charges associated with becoming a Morgan customer for this purpose. Morgan reserves the right to determine the customers that it will accept, and the Trust reserves the right to determine the purchase orders that it will accept.

      References in the Prospectus and this Statement of Additional Information to customers of Morgan or a Service Organization include customers of their affiliates and references to transactions by customers with Morgan or a Service Organization include transactions with their affiliates. Only Fund investors who are using the services of a financial institution acting as shareholder servicing agent pursuant to an agreement with the Trust on behalf of the Fund may make transactions in shares of the Fund.

      The Fund may, at its own option, accept securities in payment for shares. The securities delivered in such a transaction are valued by the method described in "Net Asset Value" as of the day the Fund receives the securities. This is a taxable transaction to the shareholder. Securities may be accepted in payment for shares only if they are, in the judgment of the Advisor, appropriate investments for the Portfolio. In addition, securities accepted in payment for shares must: (i) meet the investment objective and policies of the Portfolio;
(ii) be acquired by the Fund for investment and not for resale (other than for resale to the Portfolio); and (iii) be liquid securities which are not restricted as to transfer either by law or liquidity of market. The Fund reserves the right to accept or reject at its own option any and all securities offered in payment for its shares.

      Prospective investors may purchase shares with the assistance of a Service Organization, and the Service Organization may charge the investor a fee for this service and other services it provides to its customers.

REDEMPTION OF SHARES

      Investors may redeem shares as described in the Prospectus. Shareholders redeeming shares of the Fund should be aware that the Fund attempts to maintain a stable net asset value of $1.00 per share; however, there can be no assurance that it will be able to continue to do so, and in that case the net asset value of the Fund's shares might deviate from $1.00 per share. Accordingly, a redemption request might result in payment of a dollar amount which differs from the number of shares redeemed. See "Net Asset Value" below.

      If the Trust, on behalf of the Fund, and the Portfolio determine that it would be detrimental to the best interest of the remaining shareholders of the Fund to make payment wholly or partly in cash, payment of the redemption price may be made in whole or in part by a distribution in kind of securities from the Portfolio, in lieu of cash, in conformity with the applicable rule of the SEC. If shares are redeemed in kind, the redeeming shareholder might incur transaction costs in converting the assets into cash. The method of valuing portfolio securities is described under "Net Asset Value," and such valuation will be made as of the same time the redemption price is determined. The Trust, on behalf of the Fund, has elected to be governed by Rule 18f-1 under the 1940 Act pursuant to which the Portfolio is obligated to redeem shares solely in cash up to the lesser of $250,000 or one percent of the net asset value of the Fund during any 90-day period for any one shareholder. The Trust will redeem Fund shares in kind only if it has received a redemption in kind from the Portfolio and therefore shareholders of the Fund that receive redemptions in kind will receive securities of the Portfolio. The Portfolio has advised the Trust that the Portfolio will not redeem in kind except in circumstances in which the Fund is permitted to redeem in kind.

      Further Redemption Information. Investors should be aware that redemptions from the Fund may not be processed if a redemption request is not submitted in proper form. To be in proper form, the Fund must have received the shareholder's taxpayer identification number and address. In addition, if a shareholder sends a check for the purchase of fund shares and shares are purchased before the check has cleared, the transmittal of redemption proceeds from the shares will occur upon clearance of the check which may take up to 15 days. The Trust, on behalf of the Fund, and the Portfolio reserve the right to suspend the right of redemption and to postpone the date of payment upon redemption as follows: (i) for up to seven days, (ii) during periods when the New York Stock Exchange is closed for other than weekends and holidays or when trading on such Exchange is restricted as determined by the SEC by rule or regulation, (iii) during periods in which an emergency, as determined by the SEC, exists that causes disposal by the Portfolio of, or evaluation of the net asset value of, its portfolio securities to be unreasonable or impracticable, or (iv) for such other periods as the SEC may permit.

EXCHANGE OF SHARES

      An investor may exchange shares from the Fund into shares of any other J.P. Morgan Institutional or J.P. Morgan mutual fund, without charge. An exchange may be made so long as after the exchange the investor has shares, in each fund in which he or she remains an investor, with a value of at least that fund's minimum investment amount. Shareholders should read the prospectus of the fund into which they are exchanging and may only exchange between fund accounts that are registered in the same name, address and taxpayer identification number. Shares are exchanged on the basis of relative net asset value per share. Exchanges are in effect redemptions from one fund and purchases of another fund and the usual purchase and redemption procedures and requirements are applicable to exchanges. The Fund generally intends to pay redemption proceeds in cash, however, since it reserves the right at its sole discretion to pay redemptions over $250,000 in-kind as a portfolio of representative securities rather than in cash, the Fund reserves the right to deny an exchange request in excess of that amount. See "Redemption of Shares". Shareholders subject to federal income tax who exchange shares in one fund for shares in another fund may recognize capital gain or loss for federal income tax purposes. Shares of the Fund to be acquired are purchased for settlement when the proceeds from redemption become available. The Trust reserves the right to discontinue, alter or limit the exchange privilege at any time.

DIVIDENDS AND DISTRIBUTIONS

      The Fund declares and pays dividends and distributions as described in the Prospectus.

      If a shareholder has elected to receive dividends and/or capital gain distributions in cash and the postal or other delivery service is unable to deliver checks to the shareholder's address of record, such shareholder's distribution option will automatically be converted to having all dividend and other distributions reinvested in additional shares. No interest will accrue on amounts represented by uncashed distribution or redemption checks.

NET ASSET VALUE

      The Fund computes its net asset value once daily on Monday through Friday as described in the Prospectus. The net asset value will not be computed on the day the following legal holidays are observed: New Year's Day, Martin Luther King, Jr. Day, Presidents' Day, Good Friday, Memorial Day, Independence Day, Labor Day, Columbus Day, Veterans Day, Thanksgiving Day, and Christmas Day. In the event that trading in the money markets is scheduled to end earlier than the close of the New York Stock Exchange in observance of these holidays, the Fund and Portfolio would expect to close for purchases and redemptions an hour in advance of the end of trading in the money markets. The Fund and the Portfolio may also close for purchases and redemptions at such other times as may be determined by the Board of Trustees to the extent permitted by applicable law. On any business day when the Bond Market Association ("BMA") recommends that the securities market close early, the Fund reserves the right to cease accepting purchase and redemption orders for same business day credit at the time BMA recommends that the securities market close. On days the Fund closes early, purchase and redemption orders received after the Fund closes will be credited the next business day. The days on which net asset value is determined are the Fund's business days.

      The net asset value of the Fund is equal to the value of the Fund's investment in the Portfolio (which is equal to the Fund's pro rata share of the total investment of the Fund and of any other investors in the Portfolio less the Fund's pro rata share of the Portfolio's liabilities) less the Fund's liabilities. The following is a discussion of the procedures used by the Portfolio in valuing its assets.

      The Portfolio's portfolio securities are valued by the amortized cost method. The purpose of this method of calculation is to attempt to maintain a constant net asset value per share of the Fund of $1.00. No assurances can be given that this goal can be attained. The amortized cost method of valuation values a security at its cost at the time of purchase and thereafter assumes a constant amortization to maturity of any discount or premium, regardless of the impact of fluctuating interest rates on the market value of the instrument. If a difference of more than 1/2 of 1% occurs between valuation based on the amortized cost method and valuation based on market value, the Trustees will take steps necessary to reduce such deviation, such as changing the Fund's dividend policy, shortening the average portfolio maturity, realizing gains or losses, or reducing the number of outstanding Fund shares. Any reduction of outstanding shares will be effected by having each shareholder contribute to the Fund's capital the necessary shares on a pro rata basis. Each shareholder will be deemed to have agreed to such contribution in these circumstances by his investment in the Fund. See "Taxes."

PERFORMANCE DATA

      From time to time, the Fund may quote performance in terms of yield, actual distributions, total return or capital appreciation in reports, sales literature and advertisements published by the Trust. Current performance information for the Fund may be obtained by calling the number provided on the cover page of this Statement of Additional Information.

      Yield Quotations. As required by regulations of the SEC, current yield for the Fund is computed by determining the net change exclusive of capital changes in the value of a hypothetical pre-existing account having a balance of one share at the beginning of a seven-day calendar period, dividing the net change in account value of the account at the beginning of the period, and multiplying the return over the seven-day period by 365/7. For purposes of the calculation, net change in account value reflects the value of additional shares purchased with dividends from the original share and dividends declared on both the original share and any such additional shares, but does not reflect realized gains or losses or unrealized appreciation or depreciation. Effective yield for the Fund is computed by annualizing the seven-day return with all dividends reinvested in additional Fund shares. The tax equivalent yield is computed by first computing the yield as discussed above. Then the portion of the yield attributable to securities the income of which was exempt for federal income tax purposes is determined. This portion of the yield is then divided by one minus the stated assumed federal income tax rate for individuals and then added to the portion of the yield that is not attributable to securities, the income of which was tax exempt.

      Below is set forth historical yield information for the periods indicated:

      The historical yield information of the Fund for the period ended November 30, 2000 is as follows: 7-day current yield: 3.84%; 7-day tax equivalent yield at 39.6% Fed and 5.0 State tax rate: 4.04%; 7-day effective yield: 3.91%.


      Total return quotations. Historical performance information for periods prior to the establishment of the Fund will be that of its related series of the J.P. Morgan Funds and will be presented in accordance with applicable SEC staff interpretations. The applicable financial information in the registration statement for the J.P. Morgan Funds (Registration Nos. 033-54632 and 811-07340) is incorporated herein by reference.

      The historical performance information shown below may reflect operating expenses which were lower than those of the Fund. These returns may be higher than would have occurred if an investment had been made during the periods indicated in the Fund.


      Historical return information for the Fund's related series of the J.P. Morgan Funds for the years ended November 30, 2000 is as follows: Average annual total return, 1 year: 3.68%; Average annual total return, 5 years: 3.29%; average annual total return, 10 years: 3.15%; aggregate total return, 1 year:
3.68%; aggregate total return, 5 years: 17.56%; aggregate total return, 10 years: 36.41%.


      Aggregate total returns, reflecting the cumulative percentage change over a measuring period, may also be calculated.

      General. The Fund's performance will vary from time to time depending upon market conditions, the composition of the Portfolio, and its operating expenses. Consequently, any given performance quotation should not be considered representative of the Fund's performance for any specified period in the future. In addition, because performance will fluctuate, it may not provide a basis for comparing an investment in the Fund with certain bank deposits or other investments that pay a fixed yield or return for a stated period of time.

      Comparative performance information may be used from time to time in advertising the Fund's shares, including appropriate market indices or data from Lipper Analytical Services, Inc., Micropal, Inc., Ibbotson Associates, Morningstar Inc., the Dow Jones Industrial Average and other industry publications.

      From time to time, the Fund may, in addition to any other permissible information, include the following types of information in advertisements, supplemental sales literature and reports to shareholders: (1) discussions of general economic or financial principles (such as the effects of compounding and the benefits of dollar-cost averaging); (2) discussions of general economic trends; (3) presentations of statistical data to supplement such discussions;
(4) descriptions of past or anticipated portfolio holdings for the Fund; (5) descriptions of investment strategies for the Fund; (6) descriptions or comparisons of various savings and investment products (including, but not limited to, qualified retirement plans and individual stocks and bonds), which may or may not include the Fund; (7) comparisons of investment products (including the Fund) with relevant markets or industry indices or other appropriate benchmarks; (8) discussions of Fund rankings or ratings by recognized rating organizations; and (9) discussions of various statistical methods quantifying the Fund's volatility relative to its benchmark or to past performance, including risk adjusted measures. The Fund may also include calculations, such as hypothetical compounding examples, which describe hypothetical investment results in such communications. Such performance examples will be based on an express set of assumptions and are not indicative of the performance of the Fund.

PORTFOLIO TRANSACTIONS

      The Advisor places orders for the Portfolio for all purchases and sales of portfolio securities, enters into repurchase agreements, and may enter into reverse repurchase agreements and execute loans of portfolio securities on behalf of the Portfolio. See "Investment Objectives and Policies."

      Fixed income and debt securities and municipal bonds and notes are generally traded at a net price with dealers acting as principal for their own accounts without a stated commission. The price of the security usually includes profit to the dealers. In underwritten offerings, securities are purchased at a fixed price which includes an amount of compensation to the underwriter, generally referred to as the underwriter's concession or discount. On occasion, certain securities may be purchased directly from an issuer, in which case no commissions or discounts are paid.

      Portfolio transactions for the Portfolio will be undertaken principally to accomplish the Portfolio's objective in relation to expected movements in the general level of interest rates. The Portfolio may engage in short-term trading consistent with its objective. See "Investment Objective and Policies -- Portfolio Turnover." The Portfolio will not seek profits through short-term trading, but the Portfolio may dispose of any portfolio security prior to its maturity if it believes such disposition is appropriate even if this action realizes profits or losses.

      In connection with portfolio transactions for the Portfolio, the Advisor intends to seek the best price and execution on a competitive basis for both purchases and sales of securities.

      The Portfolio has a policy of investing only in securities with maturities of not more than thirteen months, which will result in high portfolio turnover. Since brokerage commissions are not normally paid on investments which the Portfolio makes, turnover resulting from such investments should not adversely affect the net asset value or net income of the Portfolio.

      Subject to the overriding objective of obtaining best execution of orders, the Advisor may allocate a portion of the Portfolio's brokerage transactions to affiliates of the Advisor. Under the 1940 Act, persons affiliated with the Portfolio and persons who are affiliated with such persons are prohibited from dealing with the Portfolio as principal in the purchase and sale of securities unless a permissive order allowing such transactions is obtained from the SEC. However, affiliated persons of the Portfolio may serve as its broker in listed or over-the-counter transactions conducted on an agency basis provided that, among other things, the fee or commission received by such affiliated broker is reasonable and fair compared to the fee or commission received by non-affiliated brokers in connection with comparable transactions. In addition, the Portfolio may not purchase securities during the existence of any underwriting syndicate for such securities of which Morgan or an affiliate is a member or in a private placement in which Morgan or an affiliate serves as placement agent except pursuant to procedures adopted by the Board of Trustees of the Portfolio that either comply with rules adopted by the SEC or with interpretations of the SEC's staff.

      On those occasions when the Advisor deems the purchase or sale of a security to be in the best interests of the Portfolio as well as other customers including other Portfolios, the Advisor to the extent permitted by applicable laws and regulations, may, but is not obligated to, aggregate the securities to be sold or purchased for the Portfolio with those to be sold or purchased for other customers in order to obtain best execution, including lower brokerage commissions if appropriate. In such event, allocation of the securities so purchased or sold as well as any expenses incurred in the transaction will be made by the Advisor in the manner it considers to be most equitable and consistent with its fiduciary obligations to the Portfolio. In some instances, this procedure might adversely affect the Portfolio.

MASSACHUSETTS TRUST

      The Trust is a trust fund of the type commonly known as a "Massachusetts business trust" of which the Fund is a separate and distinct series. A copy of the Declaration of Trust for the Trust is on file in the office of the Secretary of The Commonwealth of Massachusetts. The Declaration of Trust and the By-Laws of the Trust are designed to make the Trust similar in most respects to a Massachusetts business corporation. The principal distinction between the two forms concerns shareholder liability described below.

      Effective January 1, 1998, the name of the Trust was changed from "The JPM Institutional Funds" to "J.P. Morgan Institutional Funds," and the Fund's name changed accordingly.

      Under Massachusetts law, shareholders of such a trust may, under certain circumstances, be held personally liable as partners for the obligations of the trust which is not the case for a corporation. However, the Trust's Declaration of Trust provides that the shareholders shall not be subject to any personal liability for the acts or obligations of the Fund and that every written agreement, obligation, instrument or undertaking made on behalf of the Fund shall contain a provision to the effect that the shareholders are not personally liable thereunder.

      No personal liability will attach to the shareholders under any undertaking containing such provision when adequate notice of such provision is given, except possibly in a few jurisdictions. With respect to all types of claims in the latter jurisdictions, (i) tort claims, (ii) contract claims where the provision referred to is omitted from the undertaking, (iii) claims for taxes, and (iv) certain statutory liabilities in other jurisdictions, a shareholder may be held personally liable to the extent that claims are not satisfied by the Fund. However, upon payment of such liability, the shareholder will be entitled to reimbursement from the general assets of the Fund. The Trustees intend to conduct the operations of the Trust in such a way so as to avoid, as far as possible, ultimate liability of the shareholders for liabilities of the Fund.

      The Trust's Declaration of Trust further provides that the name of the Trust refers to the Trustees collectively as Trustees, not as individuals or personally, that no Trustee, Member of the Advisory Board, officer, employee or agent of the Fund is liable to the Fund or to a shareholder, and that no Trustee, Member of the Advisory Board, officer, employee, or agent is liable to any third persons in connection with the affairs of the Fund, except as such liability may arise from his or its own bad faith, willful misfeasance, gross negligence or reckless disregard of his or its duties to such third persons. It also provides that all third persons shall look solely to Fund property for satisfaction of claims arising in connection with the affairs of the Fund. With the exceptions stated, the Trust's Declaration of Trust provides that a Trustee, Member of the Advisory Board, officer, employee, or agent is entitled to be indemnified against all liability in connection with the affairs of the Fund.

      The Trust shall continue without limitation of time subject to the provisions in the Declaration of Trust concerning termination by action of the shareholders or by action of the Trustees upon notice to the shareholders.

DESCRIPTION OF SHARES

      The Trust is an open-end management investment company organized as a Massachusetts business trust in which the Fund represents a separate series of shares of beneficial interest. See "Massachusetts Trust."

      The Declaration of Trust permits the Trustees to issue an unlimited number of full and fractional shares ($0.001 par value) of one or more series and classes within any series and to divide or combine the shares (of any series, if applicable) without changing the proportionate beneficial interest of each shareholder in the Fund (or in the assets of other series, if applicable). Each share represents an equal proportional interest in the Fund with each other share. Upon liquidation of the Fund, holders are entitled to share pro rata in the net assets of the Fund available for distribution to such shareholders. See "Massachusetts Trust." Shares of the Fund have no preemptive or conversion rights and are fully paid and nonassessable. The rights of redemption and exchange are described in the Prospectus and elsewhere in this Statement of Additional Information.

      The shareholders of the Trust are entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of the Fund shall be entitled to vote. Subject to the 1940 Act, the Trustees themselves have the power to alter the number and the terms of office of the Trustees, to lengthen their own terms, or to make their terms of unlimited duration subject to certain removal procedures, and appoint their own successors, provided, however, that immediately after such appointment the requisite majority of the Trustees have been elected by the shareholders of the Trust. The voting rights of shareholders are not cumulative so that holders of more than 50% of the shares voting can, if they choose, elect all Trustees being selected while the shareholders of the remaining shares would be unable to elect any Trustees. It is the intention of the Trust not to hold meetings of shareholders annually. The Trustees may call meetings of shareholders for action by shareholder vote as may be required by either the 1940 Act or the Trust's Declaration of Trust.

      Shareholders of the Trust have the right, upon the declaration in writing or vote of more than two-thirds of its outstanding shares, to remove a Trustee. The Trustees will call a meeting of shareholders to vote on removal of a

Trustee upon the written request of the record holders of 10% of the Trust's shares. In addition, whenever ten or more shareholders of record who have been such for at least six months preceding the date of application, and who hold in the aggregate either shares having a net asset value of at least $25,000 or at least 1% of the Trust's outstanding shares, whichever is less, shall apply to the Trustees in writing, stating that they wish to communicate with other shareholders with a view to obtaining signatures to request a meeting for the purpose of voting upon the question of removal of any Trustee or Trustees and accompanied by a form of communication and request which they wish to transmit, the Trustees shall within five business days after receipt of such application either: (1) afford to such applicants access to a list of the names and addresses of all shareholders as recorded on the books of the Trust; or (2) inform such applicants as to the approximate number of shareholders of record, and the approximate cost of mailing to them the proposed communication and form of request. If the Trustees elect to follow the latter course, the Trustees, upon the written request of such applicants, accompanied by a tender of the material to be mailed and of the reasonable expenses of mailing, shall, with reasonable promptness, mail such material to all shareholders of record at their addresses as recorded on the books, unless within five business days after such tender the Trustees shall mail to such applicants and file with the SEC, together with a copy of the material to be mailed, a written statement signed by at least a majority of the Trustees to the effect that in their opinion either such material contains untrue statements of fact or omits to state facts necessary to make the statements contained therein not misleading, or would be in violation of applicable law, and specifying the basis of such opinion. After opportunity for hearing upon the objections specified in the written statements filed, the SEC may, and if demanded by the Trustees or by such applicants shall, enter an order either sustaining one or more of such objections or refusing to sustain any of them. If the SEC shall enter an order refusing to sustain any of such objections, or if, after the entry of an order sustaining one or more of such objections, the SEC shall find, after notice and opportunity for hearing, that all objections so sustained have been met, and shall enter an order so declaring, the Trustees shall mail copies of such material to all shareholders with reasonable promptness after the entry of such order and the renewal of such tender.


      The Trustees have authorized the issuance and sale to the public of shares of 34 series of the Trust. The Trustees have no current intention to create any classes within the initial series or any subsequent series. The Trustees may, however, authorize the issuance of shares of additional series and the creation of classes of shares within any series with such preferences, privileges, limitations and voting and dividend rights as the Trustees may determine. The proceeds from the issuance of any additional series would be invested in separate, independently managed portfolios with distinct investment objectives, policies and restrictions, and share purchase, redemption and net asset valuation procedures. Any additional classes would be used to distinguish among the rights of different categories of shareholders, as might be required by future regulations or other unforeseen circumstances. All consideration received by the Trust for shares of any additional series or class, and all assets in which such consideration is invested, would belong to that series or class, subject only to the rights of creditors of the Trust and would be subject to the liabilities related thereto. Shareholders of any additional series or class will approve the adoption of any management contract or distribution plan relating to such series or class and of any changes in the investment policies related thereto, to the extent required by the 1940 Act.


      For information relating to mandatory redemption of Fund shares or their redemption at the option of the Trust under certain circumstances, see the Prospectus.


            As of January 31, 2001, no one owned of record or was known by the fund to own beneficially more than 5% of the outstanding shares of Fund.




SPECIAL INFORMATION CONCERNING INVESTMENT STRUCTURE

      Unlike other mutual funds which directly acquire and manage their own portfolio of securities, the Fund is an open-end management investment company which seeks to achieve its investment objective by investing all of its investable assets in the Master Portfolio, a separate registered investment company with the same investment objective and policies as the Fund. Generally, when a Master Portfolio seeks a vote to change a fundamental investment restriction, its feeder fund(s) will hold a shareholder meeting and cast its vote proportionately, as instructed by its shareholders. Fund shareholders are entitled to one vote for each dollar of net asset value (or a proportionate fractional vote in respect of a fractional dollar amount), on matters on which shares of the Fund shall be entitled to vote.

      In addition to selling a beneficial interest to the Fund, the Portfolio may sell beneficial interests to other mutual funds or institutional investors. Such investors will invest in the Portfolio on the same terms and conditions and will bear a proportionate share of the Portfolio's expenses. However, the other investors investing in the Portfolio may sell shares of their own fund using a different pricing structure than the Fund. Such different pricing structures may result in differences in returns experienced by investors in other funds that invest in the Portfolio. Such differences in returns are not uncommon and are present in other mutual fund structures. Information concerning other holders of interests in the Portfolio is available from Morgan at (800) 766-7722.

      The Trust may withdraw the investment of the Fund from the Portfolio at any time if the Board of Trustees of the Trust determines that it is in the best interests of the Fund to do so. Upon any such withdrawal, the Board of Trustees would consider what action might be taken, including the investment of all the assets of the Fund in another pooled investment entity having the same investment objective and restrictions in accordance with the investment policies with respect to the Portfolio described above and in the Fund's prospectus.

      Certain changes in the Portfolio's fundamental investment policies or restrictions, or a failure by the Fund's shareholders to approve such change in the Portfolio's investment restrictions, may require withdrawal of the Fund's interest in the Portfolio. Any such withdrawal could result in a distribution in kind of portfolio securities (as opposed to a cash distribution) from the Portfolio which may or may not be readily marketable. The distribution in kind may result in the Fund having a less diversified portfolio of investments or adversely affect the Fund's liquidity, and the Fund could incur brokerage, tax or other charges in converting the securities to cash. Notwithstanding the above, there are other means for meeting shareholder redemption requests, such as borrowing.

      Smaller funds investing in the Portfolio may be materially affected by the actions of larger funds investing in the Portfolio. For example, if a large fund withdraws from the Portfolio, the remaining funds may subsequently experience higher pro rata operating expenses, thereby producing lower returns.

      Additionally, because the Portfolio would become smaller, it may become less diversified, resulting in potentially increased portfolio risk (however, these possibilities also exist for traditionally structured funds which have large or institutional investors who may withdraw from a fund). Also, funds with a greater pro rata ownership in the Portfolio could have effective voting control of the operations of the Portfolio. Whenever the Fund is requested to vote on matters pertaining to the Portfolio (other than a vote by the Fund to continue the operation of the Portfolio upon the withdrawal of another investor in the Portfolio), the Trust will hold a meeting of shareholders of the Fund and will cast all of its votes proportionately as instructed by the Fund's shareholders. The Trust will vote the shares held by Fund shareholders who do not give voting instructions in the same proportion as the shares of Fund shareholders who do give voting instructions. Shareholders of the Fund who do not vote will have no affect on the outcome of such matters.

TAXES

      The following discussion of tax consequences is based on U.S. federal tax laws in effect on the date of this Statement of Additional Information. These laws and regulations are subject to change by legislative or administrative action, possibly on a retroactive basis.

      The Fund intends to qualify and remain qualified as a regulated investment company under Subchapter M of the Code. As a regulated investment company, the Fund must, among other things, (a) derive at least 90% of its gross income from dividends, interest, payments with respect to loans of stock and securities, gains from the sale or other disposition of stock, securities or foreign currency and other income (including but not limited to gains from options, futures, and forward contracts) derived with respect to its business of investing in such stock, securities or foreign currency; and (b) diversify its holdings so that, at the end of each fiscal quarter of its taxable year, (i) at least 50% of the value of the Fund's total assets is represented by cash, cash items, U.S. Government securities, investments of other regulated investment companies, and other securities limited, in respect of any one issuer, to an amount not greater than 5% of the Fund's total assets, and 10% of the outstanding voting securities of such issuer, and (ii) not more than 25% of the value of its total assets is invested in the securities of any one issuer (other than U.S. Government securities or securities of other regulated investment companies).

      As a regulated investment company, the Fund (as opposed to its shareholders) will not be subject to federal income taxes on the net investment income and capital gain that it distributes to its shareholders, provided that at least 90% of its net investment income and realized net short-term capital gain in excess of net long-term capital loss for the taxable year is distributed in accordance with the Code's timing requirements.

      Under the Code, the Fund will be subject to a 4% excise tax on a portion of its undistributed taxable income and capital gains if it fails to meet certain distribution requirements by the end of the calendar year. The Fund intends to make distributions in a timely manner and accordingly does not expect to be subject to the excise tax.

      For federal income tax purposes, dividends that are declared by the Fund in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared. Therefore, such dividends generally will be taxable to a shareholder in the year declared rather than the year paid.

      The Fund intends to qualify to pay exempt-interest dividends to its shareholders by having, at the close of each quarter of its taxable year, at least 50% of the value of its total assets consist of tax exempt securities. An exempt-interest dividend is that part of dividend distributions made by the Fund which is properly designated as consisting of interest received by the Fund on tax exempt securities. Shareholders will not incur any federal income tax on the amount of exempt-interest dividends received by them from the Fund, other than the alternative minimum tax under certain circumstances. In view of the Fund's investment policies, it is expected that a substantial portion of all dividends will be exempt-interest dividends, although the Fund may from time to time realize and distribute net short-term capital gains and may invest limited amounts in taxable securities under certain circumstances.


      For federal income tax purposes, the fund had capital loss carryforwards for the periods indicated: For the fiscal year ended November 30, 1999, of approximately 1,529 of which, $1,148 expires in the year 2007 and $381 expires in 2008. To the extent that this capital loss is used to offset future capital gains, it is probable that gains so offset will not be distributed to shareholders.


      Distributions of net investment income and realized net short-term capital gains in excess of net long-term capital loss (other than exempt-interest dividends) are generally taxable to shareholders of the Fund as ordinary income whether such distributions are taken in cash or reinvested in additional shares. Distributions to corporate shareholders of the Fund are not eligible for the dividends received deduction. Distributions of net long-term capital gains (i.e., net long-term capital gain in excess of net short-term capital loss) are taxable to shareholders of the Fund as long-term capital gains, regardless of whether such distributions are taken in cash or reinvested in additional shares and regardless of how long a shareholder has held shares in the Fund. In general, long-term capital gain of an individual shareholder will be subject to a 20% rate of tax.

      To maintain a constant $1.00 per share net asset value, the Trustees of the Trust may direct that the number of outstanding shares be reduced pro rata. If this adjustment is made, it will reflect the lower market value of portfolio securities and not realized losses. The adjustment may result in a shareholder having more dividend income than net income in his account for a period. When the number of outstanding shares of the Fund is reduced, the shareholder's basis in the shares of the Fund may be adjusted to reflect the difference between taxable income and net dividends actually distributed. This difference may be realized as a capital loss when the shares are liquidated. Subject to certain limited exceptions, capital losses cannot be used to offset ordinary income. See "Net Asset Value."

      Gains or losses on sales of portfolio securities will be treated as long-term capital gains or losses if the securities have been held for more than one year except in certain cases where, if applicable, a put option is acquired or a call option is written thereon or straddle rules are otherwise applicable. Other gains or losses on the sale of securities will be short-term capital gains or losses. Gains and losses on the sale, lapse or other termination of options on securities will be treated as gains and losses from the sale of securities. If an option written by the Portfolio lapses or is terminated through a closing transaction, such as a repurchase by the Portfolio of the option from its holder, the Portfolio will realize a short-term capital gain or loss, depending on whether the premium income is greater or less than the amount paid by the Portfolio in the closing transaction. If securities are purchased by the Portfolio pursuant to the exercise of a put option written by it, the Portfolio will subtract the premium received from its cost basis in the securities purchased.

      Any distribution of net investment income or capital gains will have the effect of reducing the net asset value of Fund shares held by a shareholder by the same amount as the distribution. If the net asset value of the shares is reduced below a shareholder's cost as a result of such a distribution, the distribution, although constituting a return of capital to the shareholder, will be taxable as described above. Investors should thus consider the consequences of purchasing shares in a Fund shortly before the Fund declares a sizable dividend distribution.


      Any gain or loss realized on the redemption or exchange of Fund shares by a shareholder who is not a dealer in securities will be treated as long-term capital gain or loss if the shares have been held for more than one year, and otherwise as short-term capital gain or loss. Long-term capital gain of an individual holder generally is subject to a maximum tax rate of 20%. However, if the Fund shares are acquired by an individual after December 31, 2000 and held for more than five years, the maximum long-term capital gain tax rate generally will be reduced to 18%. Any loss realized by a shareholder upon the redemption or exchange of shares in the Fund held for six months or less will be treated as a long-term capital loss to the extent of any long-term capital gain distributions received by the shareholder with respect to such shares. Additionally, any loss realized on a redemption or exchange of shares of the Fund will be disallowed to the extent the shares disposed of are replaced by securities that are substantially identical to shares of the Fund within a period of 61 days beginning 30 days before such disposition, such as pursuant to reinvestment of a dividend in shares of the Fund. Investors are urged to consult their tax advisors concerning the limitations on the deductibility of capital losses.


      If a correct and certified taxpayer identification number is not on file, the Fund is required, subject to certain exemptions, to withhold 31% of certain payments made or distributions declared to non-corporate shareholders.


      Foreign Shareholders. Dividends of net investment income and distributions of realized net short-term gain in excess of net long-term loss to a shareholder who, as to the United States, is a nonresident alien individual, fiduciary of a foreign trust or estate, foreign corporation or foreign partnership (a "foreign shareholder") will be subject to U.S. withholding tax at the rate of 30% (or lower treaty rate) unless the dividends are effectively connected with a U.S. trade or business of the shareholder, in which case the dividends will be subject to tax on a net income basis at the graduated rates applicable to U.S. individuals or domestic corporations.

      Distributions treated as long term capital gains to foreign shareholders will not be subject to U.S. tax unless the distributions are effectively connected with the shareholder's trade or business in the United States or, in the case of a shareholder who is a nonresident alien individual, the shareholder was present in the United States for more than 182 days during the taxable year and certain other conditions are met. Generally, a foreign shareholder must satisfy certain certification requirements in order to claim the benefit of a lower treaty rate. In addition, in the case of Fund shares held by a foreign partnership, the certification requirement generally will also apply to the partners of the partnership and the partnership must provide certain information. A foreign shareholder that is eligible for a reduced rate of United States withholding tax under tax treaty may obtain a refund of any amounts withheld in excess of that rate by filing a refund claim with the United States Internal Revenue Service.

      In the case of a foreign shareholder who is a nonresident alien individual or foreign entity and that is a beneficial owner of Fund shares, the Fund may be required to withhold U.S. federal income tax as "backup withholding" at the rate of 31% from any distributions including distributions treated as long-term capital gains and from the proceeds of redemptions, exchanges or other dispositions of Fund shares unless such foreign shareholder provides an IRS Form W-8BEN certifying that it is a non-U.S. person for U.S. federal income tax purposes, or otherwise established an exemption. Transfers by gift of shares of the Fund by a foreign shareholder who is a nonresident alien individual will not be subject to U.S. federal gift tax, but the value of shares of the Fund held by such a shareholder at his or her death will be includible in his or her gross estate for U.S. federal estate tax purposes.


      State and Local Taxes. The Fund may be subject to state or local taxes in jurisdictions in which the Fund is deemed to be doing business. In addition, the treatment of the Fund and its shareholders in those states which have income tax laws might differ from treatment under the federal income tax laws. Shareholders should consult their own tax advisors with respect to any state or local taxes.

      Other Taxation. The Trust is organized as a Massachusetts business trust and, under current law, neither the Trust nor the Fund is liable for any income or franchise tax in The Commonwealth of Massachusetts, provided that the Fund continues to qualify as a regulated investment company under Subchapter M of the Code. The Portfolio is organized as a New York trust. The Portfolio is not subject to any federal income taxation or income or franchise tax in the State of New York or The Commonwealth of Massachusetts. The investment by the Fund in the Portfolio does not cause the Fund to be liable for any income or franchise tax in the State of New York.

ADDITIONAL INFORMATION

      As used in this Statement of Additional Information and the Prospectus, the term "majority of the outstanding voting securities" means the vote of (i) 67% or more of the Fund's shares or the Portfolio's outstanding voting securities present at a meeting, if the holders of more than 50% of the Fund's outstanding shares or the Portfolio's outstanding voting securities are present or represented by proxy, or (ii) more than 50% of the Fund's outstanding shares or the Portfolio's outstanding voting securities, whichever is less.

      Telephone calls to the Fund, J.P. Morgan or Service Organizations as shareholder servicing agent may be tape recorded. With respect to the securities offered hereby, this Statement of Additional Information and the Prospectus do not contain all the information included in the Trust's registration statement filed with the SEC under the 1933 Act and the 1940 Act and the Portfolio's registration statements filed under the 1940 Act. Pursuant to the rules and regulations of the SEC, certain portions have been omitted. The registration statements including the exhibits filed therewith may be examined at the office of the SEC in Washington, D.C.

      Statements contained in this Statement of Additional Information and the Prospectus concerning the contents of any contract or other document are not necessarily complete, and in each instance, reference is made to the copy of such contract or other document filed as an exhibit to the applicable Registration Statements. Each such statement is qualified in all respects by such reference.

      No dealer, salesman or any other person has been authorized to give any information or to make any representations, other than those contained in the Prospectus and this Statement of Additional Information, in connection with the offer contained therein and, if given or made, such other information or representations must not be relied upon as having been authorized by any of the Trust, the Fund or the Distributor. The Prospectus and this Statement of Additional Information do not constitute an offer by the Fund or by the Distributor to sell or solicit any offer to buy any of the securities offered hereby in any jurisdiction to any person to whom it is unlawful for the Fund or the Distributor to make such offer in such jurisdictions.

FINANCIAL STATEMENTS

      The financial statements and the report thereon of PricewaterhouseCoopers LLP are incorporated herein by reference from the Fund's November 30, 2000 annual report filing made with the SEC on February 2, 2001 pursuant to Section 30(b) of the 1940 Act and Rule 30b2-1 thereunder (Accession Number 0000894088-01-000015). The financial statements are available without charge upon request by calling J.P. Morgan Funds Services at (800) 766-7722. The Fund's financial statements include the financial statements of the Portfolio.

APPENDIX A

Description of Security Ratings

STANDARD & POOR'S

Corporate and Municipal Bonds

AAA - Debt rated AAA have the highest ratings assigned by Standard & Poor's to a debt obligation. Capacity to pay interest and repay principal is extremely strong.

AA - Debt rated AA have a very strong capacity to pay interest and repay principal and differ from the highest rated issues only in a small degree.

A - Debt rated A have a strong capacity to pay interest and repay principal although they are somewhat more susceptible to the adverse effects of changes in circumstances and economic conditions than debt in higher rated categories.

BBB - Debt rated BBB are regarded as having an adequate capacity to pay interest and repay principal. Whereas it normally exhibit adequate protection parameters, adverse economic conditions or changing circumstances are more likely to lead to a weakened capacity to pay interest and repay principal for debt in this category than for debt in higher rated categories.

Commercial Paper, including Tax Exempt

A - Issues assigned this highest rating are regarded as having the greatest capacity for timely payment. Issues in this category are further refined with the designations 1, 2, and 3 to indicate the relative degree of safety.

A-1 - This designation indicates that the degree of safety regarding timely payment is very strong.

Short-Term Tax-Exempt Notes

SP-1 - The short-term tax-exempt note rating of SP-1 is the highest rating assigned by Standard & Poor's and has a very strong or strong capacity to pay principal and interest. Those issues determined to possess overwhelming safety characteristics are given a "plus" (+) designation.

SP-2 - The short-term tax-exempt note rating of SP-2 has a satisfactory capacity to pay principal and interest.

MOODY'S

Corporate and Municipal Bonds

Aaa - Bonds which are rated Aaa are judged to be of the best quality. They carry the smallest degree of investment risk and are generally referred to as "gilt edge." Interest payments are protected by a large or by an exceptionally stable margin and principal is secure. While the various protective elements are likely to change, such changes as can be visualized are most unlikely to impair the fundamentally strong position of such issues.

Aa - Bonds which are rated Aa are judged to be of high quality by all standards. Together with the Aaa group they comprise what are generally known as high grade bonds. They are rated lower than the best bonds because margins of protection may not be as large as in Aaa securities or fluctuation of protective elements may be of greater amplitude or there may be other elements present which make the long term risks appear somewhat larger than in Aaa securities.

A - Bonds which are rated A possess many favorable investment attributes and are to be considered as upper medium grade obligations. Factors giving security to principal and interest are considered adequate but elements may be present which suggest a susceptibility to impairment sometime in the future.

Baa - Bonds which are rated Baa are considered as medium grade obligations, i.e., they are neither highly protected nor poorly secured. Interest payments and principal security appear adequate for the present but certain protective elements may be lacking or may be characteristically unreliable over any great length of time. Such bonds lack outstanding investment characteristics and in fact have speculative characteristics as well.

Commercial Paper, including Tax Exempt

Prime-1 -   Issuers rated Prime-1 (or related supporting institutions) have a superior capacity for repayment of short-term promissory obligations. Prime-1 repayment capacity will normally be evidenced by the following characteristics:

        -   Leading market positions in well established industries.

        -   High rates of return on funds employed.

        - Conservative capitalization structures with moderate reliance on debt and ample asset protection.

        - Broad margins in earnings coverage of fixed financial charges and high internal cash generation.

        - Well established access to a range of financial markets and assured sources of alternate liquidity.

Short-Term Tax Exempt Notes

MIG-1 - The short-term tax-exempt note rating MIG-1 is the highest rating assigned by Moody's for notes judged to be the best quality. Notes with this rating enjoy strong protection from established cash flows of funds for their servicing or from established and broad-based access to the market for refinancing, or both.

MIG-2 - MIG-2 rated notes are of high quality but with margins of protection not as large as MIG-1.


                                      A-2